EXHIBIT 10.11

                      AGREEMENT AND PLAN OF ORGANIZATION

                          dated as of April 14, 1998

                                 by and among

                       TRANSPORTATION COMPONENTS, INC.

                         CTC ACQUISITION CORPORATION
                         LLL ACQUISITION CORPORATION
                         MLS ACQUISITION CORPORATION
            (each a subsidiary of Transportation Components, Inc.)

                      TRANSPORTATION COMPONENTS COMPANY
                                 L.L.L., INC.
                                  MSL, INC.

                                     and

                        the STOCKHOLDERS named herein

                               TABLE OF CONTENTS

                                                                          Page

RECITALS.....................................................................1

1.    THE MERGER.............................................................5
      1.1   DELIVERY AND FILING OF ARTICLES OF MERGER........................5
      1.2   EFFECTIVE TIME OF THE MERGER.....................................5
      1.3   CERTIFICATE OF INCORPORATION, BY-LAWS; BOARD OF DIRECTORS AND
            OFFICERS OF SURVIVING CORPORATION................................6
      1.4   CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE
            COMPANY, TCI AND NEWCO...........................................6
      1.5   EFFECT OF MERGER.................................................7

2.    CONVERSION OF STOCK....................................................7
      2.1   MANNER OF CONVERSION.............................................7

3.    DELIVERY OF MERGER CONSIDERATION.......................................8

4.    CLOSING................................................................9

5.    REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.....................9
      5.1   DUE ORGANIZATION................................................10
      5.2   AUTHORIZATION...................................................10
      5.3   CAPITAL STOCK OF THE COMPANY....................................10
      5.4   TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING..........11
      5.5   NO BONUS SHARES.................................................11
      5.6   SUBSIDIARIES....................................................11
      5.7   PREDECESSOR STATUS; ETC.........................................11
      5.8   SPIN-OFF BY THE COMPANY.........................................11
      5.9   FINANCIAL STATEMENTS............................................11
      5.10  LIABILITIES AND OBLIGATIONS.....................................12
      5.11  ACCOUNTS AND NOTES RECEIVABLE...................................12
      5.12  PERMITS AND INTANGIBLES.........................................12
      5.13  ENVIRONMENTAL MATTERS...........................................13
      5.14  PERSONAL PROPERTY...............................................13
      5.15  SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS.......14
      5.16  REAL PROPERTY...................................................14
      5.17  INSURANCE.......................................................15
      5.18  COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS....15

      5.19  EMPLOYEE PLANS..................................................16
      5.20  COMPLIANCE WITH ERISA...........................................17
      5.21  CONFORMITY WITH LAW; LITIGATION.................................18
      5.22  TAXES...........................................................18
      5.23  NO VIOLATIONS;  NO CONSENTS REQUIRED, ETC.......................19
      5.24  ABSENCE OF CHANGES..............................................19
      5.25  DEPOSIT ACCOUNTS; POWERS OF ATTORNEY............................21
      5.26  VALIDITY OF OBLIGATIONS.........................................21
      5.27  RELATIONS WITH GOVERNMENTS......................................21
      5.28  DISCLOSURE......................................................21
      5.29  NO INTERESTS IN OTHER BUSINESSES................................22
      5.30  AUTHORITY; OWNERSHIP............................................22
      5.31  PREEMPTIVE RIGHTS...............................................22
      5.32  NO INTENTION TO DISPOSE OF TCI STOCK............................22

6.    REPRESENTATIONS OF TCI AND NEWCO......................................22
      6.1   DUE ORGANIZATION................................................23
      6.2   AUTHORIZATION...................................................23
      6.3   CAPITAL STOCK OF TCI AND NEWCO..................................23
      6.4   TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING..........23
      6.5   SUBSIDIARIES....................................................23
      6.6   FINANCIAL STATEMENTS............................................24
      6.7   LIABILITIES AND OBLIGATIONS.....................................24
      6.8   CONFORMITY WITH LAW; LITIGATION.................................24
      6.9   NO VIOLATIONS...................................................24
      6.10  VALIDITY OF OBLIGATIONS.........................................25
      6.11  TCI STOCK.......................................................25
      6.12  OTHER AGREEMENTS; NO SIDE AGREEMENTS............................25
      6.13  BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS....................26
      6.14  TAXES...........................................................26
      6.15  ABSENCE OF CHANGES..............................................26
      6.16  DISCLOSURE......................................................27

7.    COVENANTS PRIOR TO CLOSING............................................27
      7.1   ACCESS AND COOPERATION; DUE DILIGENCE...........................28
      7.2   CONDUCT OF BUSINESS PENDING CLOSING.............................28
      7.3   PROHIBITED ACTIVITIES...........................................29
      7.4   NO SHOP.........................................................30
      7.5   NOTICE TO BARGAINING AGENTS.....................................30
      7.6   AGREEMENTS......................................................31
      7.7   NOTIFICATION OF CERTAIN MATTERS.................................31

      7.8   AMENDMENT OF SCHEDULES..........................................31
      7.9   COOPERATION IN PREPARATION OF REGISTRATION STATEMENT............32
      7.10  FINAL FINANCIAL STATEMENTS......................................33
      7.11  FURTHER ASSURANCES..............................................33
      7.12  AUTHORIZED CAPITAL..............................................33
      7.13  COMPLIANCE WITH THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS
            ACT OF 1976 (THE "HART-SCOTT-RODINO ACT").......................33
      7.14  STOCKHOLDERS OF TCI.............................................34

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND
      COMPANY...............................................................34
      8.1   REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS......34
      8.2   SATISFACTION....................................................34
      8.3   NO LITIGATION...................................................35
      8.4   OPINION OF COUNSEL..............................................35
      8.5   REGISTRATION STATEMENT..........................................35
      8.6   CONSENTS AND APPROVALS..........................................35
      8.7   GOOD STANDING CERTIFICATES......................................35
      8.8   NO MATERIAL ADVERSE CHANGE......................................35
      8.9   CLOSING OF IPO..................................................35
      8.10  SECRETARY'S CERTIFICATE.........................................35
      8.11  EMPLOYMENT AGREEMENTS...........................................36
      8.12  TAX MATTERS.....................................................36

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF TCI AND NEWCO..................36
      9.1   REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS......36
      9.2   NO LITIGATION...................................................36
      9.3   SECRETARY'S CERTIFICATE.........................................37
      9.4   NO MATERIAL ADVERSE EFFECT......................................37
      9.5   STOCKHOLDERS' RELEASE...........................................37
      9.6   SATISFACTION....................................................37
      9.7   TERMINATION OF RELATED PARTY AGREEMENTS.........................37
      9.8   OPINION OF COUNSEL..............................................37
      9.9   CONSENTS AND APPROVALS..........................................37
      9.10  GOOD STANDING CERTIFICATES......................................37
      9.11  REGISTRATION STATEMENT..........................................38
      9.12  EMPLOYMENT AGREEMENTS...........................................38
      9.13  CLOSING OF IPO..................................................38
      9.14  FIRPTA CERTIFICATE..............................................38
      9.15  ENVIRONMENTAL REVIEWS...........................................38

10.   COVENANTS OF TCI AND THE STOCKHOLDERS AFTER CLOSING...................38
      10.1  RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS.......38
      10.2  PRESERVATION OF TAX AND ACCOUNTING TREATMENT....................38
      10.3  PREPARATION AND FILING OF TAX RETURNS...........................39
      10.4  DIRECTORS.......................................................39

11.   INDEMNIFICATION.......................................................40
      11.1  GENERAL INDEMNIFICATION BY THE STOCKHOLDERS.....................40
      11.2  INDEMNIFICATION BY TCI..........................................41
      11.3  THIRD PERSON CLAIMS.............................................41
      11.4  EXCLUSIVE REMEDY................................................43
      11.5  LIMITATIONS ON INDEMNIFICATION..................................43

12.   TERMINATION OF AGREEMENT..............................................43
      12.1  TERMINATION.....................................................43
      12.2  LIABILITIES IN EVENT OF TERMINATION.............................44

13.   NONCOMPETITION........................................................44
      13.1  PROHIBITED ACTIVITIES...........................................44
      13.2  DAMAGES.........................................................45
      13.3  REASONABLE RESTRAINT............................................45
      13.4  SEVERABILITY; REFORMATION.......................................46
      13.5  INDEPENDENT COVENANT............................................46
      13.6  MATERIALITY.....................................................46

14.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION.............................46
      14.1  STOCKHOLDERS....................................................46
      14.2  TCI AND NEWCO...................................................47
      14.3  DAMAGES.........................................................47
      14.4  SURVIVAL........................................................47

15.   TRANSFER RESTRICTIONS.................................................48
      15.1  TRANSFER RESTRICTIONS...........................................48

16.   FEDERAL SECURITIES ACT REPRESENTATIONS................................48
      16.1  COMPLIANCE WITH LAW.............................................48
      16.2  ECONOMIC RISK; SOPHISTICATION...................................49

17.   REGISTRATION RIGHTS...................................................49
      17.1  PIGGYBACK REGISTRATION RIGHTS...................................49
      17.2  DEMAND REGISTRATION RIGHTS......................................50

      17.3  REGISTRATION PROCEDURES.........................................51
      17.4  INDEMNIFICATION.................................................52
      17.5  UNDERWRITING AGREEMENT..........................................53
      17.6  RULE 144 REPORTING..............................................53

18.   GENERAL...............................................................53
      18.1  COOPERATION.....................................................54
      18.2  SUCCESSORS AND ASSIGNS..........................................54
      18.3  ENTIRE AGREEMENT................................................54
      18.4  COUNTERPARTS....................................................54
      18.5  BROKERS AND AGENTS..............................................54
      18.6  EXPENSES........................................................54
      18.7  NOTICES.........................................................55
      18.8  GOVERNING LAW...................................................56
      18.9  SURVIVAL OF REPRESENTATIONS AND WARRANTIES......................56
      18.10 EXERCISE OF RIGHTS AND REMEDIES.................................56
      18.11 TIME............................................................56
      18.12 REFORMATION AND SEVERABILITY....................................56
      18.13 REMEDIES CUMULATIVE.............................................57
      18.14 CAPTIONS........................................................57
      18.15 AMENDMENTS AND WAIVERS..........................................57

                                    ANNEXES

Annex I     -     Consideration to Be Paid to Stockholders

Annex II    -     Stockholders and Stock Ownership of the Company

Annex III   -     Form of Opinion of Bracewell & Patterson, L.L.P.

Annex IV    -     Form of Opinion of Counsel to the Company and Stockholders

Annex V     -     Form of Founder's Employment Agreement

Annex VI    -     Form of Lease Agreement

                                   SCHEDULES

        5.1     Due Organization
        5.2     Authorization
        5.3     Capital Stock of the Company
        5.4     Transactions in Capital Stock, Organization Accounting
        5.5     No Bonus Shares
        5.6     Subsidiaries
        5.7     Predecessor Status; etc
        5.8     Spin-off by the Company
        5.9     Financial Statements
        5.10    Liabilities and Obligations
        5.11    Accounts and Notes Receivable
        5.12    Permits and Intangibles
        5.13    Environmental Matters
        5.14    Personal Property
        5.15    Significant Customers; Material Contracts and Commitments
        5.16    Real Property
        5.18    Compensation; Employment Agreements; Organized Labor Matters
        5.19    Employee Plans
        5.20    Compliance with ERISA
        5.21    Conformity with Law; Litigation
        5.22    Taxes
        5.23    No Violations, Consents, etc.
        5.24    Absence of Changes
        5.25    Deposit Accounts; Powers of Attorney
        5.29    No Interests in Other Businesses
        5.30    Authority; Ownership
        6.4     Transactions in Capital Stock, Organization Accounting
        6.5     Subsidiaries
        6.7     Liabilities and Obligations
        6.8     Conformity with Law; Litigation
        6.9     No Violations
        6.12    Other Agreements; No Side Agreements
        6.15    Absence of Changes
        7.2     Conduct of Business Pending Closing
        7.3     Prohibited Activities
        7.5     Notice to Bargaining Agents
        7.6     Agreements
        9.7     Termination of Related Party Agreements
        9.12    Employment Agreements
       10.1     Guaranties
       13.1     Activities Excluded from Noncompete

      18.5      Brokers and Agents

                      AGREEMENT AND PLAN OF ORGANIZATION

      THIS AGREEMENT AND PLAN OF ORGANIZATION (the "Agreement") is made as of April 14, 1998, by and among Transportation Components, Inc., a Delaware corporation ("TCI"), CTC Acquisition Corporation, LLL Acquisition Corporation and MLS Acquisition Corporation, each of which is a Delaware corporation (herein collectively referred to as "Newco" except as the contest otherwise indicates),Transportation Components Company, L.L.L. Inc., and MSL, Inc., each of which is a Minnesota corporation (herein collectively referred to as the "Company" except as the context otherwise indicates), and the Stockholders identified on the signature pages hereto (the "Stockholders"). The Stockholders are all the stockholders of the Company.

                                   RECITALS

            WHEREAS, each Newco is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on April 9, 1998 solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of TCI, a corporation organized and existing under the laws of the State of Delaware;

            WHEREAS, the respective Boards of Directors of each Newco and the each Company (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that each Newco merge with and into the Company identified herein pursuant to this Agreement and the applicable provisions of the laws of the States of Delaware and the State of Incorporation (as defined below);

            WHEREAS, TCI is entering into other separate agreements substantially similar to this Agreement (the "Other Agreements"), each of which is entitled "Agreement and Plan of Organization", with each of the Other Founding Companies (as defined herein) and their respective stockholders in order to acquire additional transportation components retailers and related services businesses;

            WHEREAS, this Agreement, the Other Agreements and the IPO (as defined herein) constitute the "TCI Plan of Organization";

            WHEREAS, the Stockholders and the Boards of Directors of each Company, the stockholders and the Board of Directors of each Newco and TCI, each of the Other Founding Companies and each of the subsidiaries of TCI that are parties to the Other Agreements have approved and adopted the TCI Plan of Organization as an integrated plan pursuant to which the Stockholders and the stockholders of each of the Other Founding Companies will transfer the capital stock of each of the Founding Companies (as defined herein) to TCI and the stockholders of each of the Other Founding Companies will acquire the stock of TCI (but not cash or other property) as a tax-free transfer of property under Section 351 of the Code;

            WHEREAS, in consideration of the agreements of the Other Founding Companies pursuant to the Other Agreements, the Board of Directors of each Company has approved this Agreement (which is subject to the terms and conditions herein set forth), as part of the TCI Plan of Organization in order to transfer the capital stock of the Company to TCI;

            WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

      "1933 Act" means the Securities Act of 1933, as amended.

      "1934 Act" means the Securities Exchange Act of 1934, as amended.

      "Acquired Party" means the Company, any Subsidiary of the Company and any member of a Relevant Group.

      "Acquisition Companies" means each Newco and each of the other Delaware companies created for purposes of effecting the acquisitions of some or all of the Other Founding Companies and wholly-owned by TCI prior to the Funding and Consummation Date.

      "Affiliate" means, with respect to any Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

      "Articles of Merger" shall mean those Articles or Certificates of Merger with respect to the Merger in such forms as may be required by the laws of the State of Delaware and the State of Incorporation.

      "Balance Sheet Date" shall mean December 31, 1997.

      "Charter Document" shall mean the Certificate of Incorporation or corporate charter and Bylaws or governing document in effect as of the date of this Agreement.

      "Closing" has the meaning set forth in Section 4.

      "Closing Date" has the meaning set forth in Section 4.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" has the meaning set forth in the first paragraph of this Agreement.

      "Company Stock" has the meaning set forth in Section 2.1.

      "Confidential Information" has the meaning set forth in Section 14.1.

      "Constituent Corporations" has the meaning set forth in the second recital of this Agreement.

      "Draft Registration Statement" means the proof of the Registration Statement generated by Chas P. Young at approximately 2:00 a.m. on April 10, 1998, copies of which were delivered to the Founding Companies and their respective counsel on April 10, 1998, and any corrections thereto and supplemental information delivered by TCI to the Company for delivery to the Stockholders prior to the time this Agreement is delivered to TCI.

      "Effective Time of the Merger" shall mean the time as of which the Merger becomes effective, which shall occur on the Funding and Consummation Date.

      "Environmental Laws" has the meaning set forth in Section 5.13.

      "Expiration Date" has the meaning set forth in Section 5.

      "Founding Companies" means, collectively:

            (a)   Amparts International, Inc., a Texas corporation;
            (b)   Amparts, Inc., a Texas corporation;
            (c) Proveedor Mayorista al Refaccionario, S.A. de C. V., a Mexican corporation;
            (d)   Charles W. Carter Co. - Los Angeles, a California corporation;
            (e)   The Cook Brothers Companies, Inc., a New York corporation;
            (f)   Plaza Automotive, Inc., a Missouri corporation;
            (g)   Drive Line, Inc., a Florida corporation;
            (h)   Gear and Wheel, Inc., a Florida corporation;
            (i)   Try One, Inc., a Florida corporation;
            (j)   Ocala Truck Parts, Inc., a Florida corporation;
            (k)   Perfection Equipment Company, an Oklahoma corporation;
            (l)   TPE, Inc., an Oklahoma corporation;
            (m)   Transportation Components Company, a Minnesota corporation;
            (n)   Power Brake of Wisconsin, Inc., a Wisconsin corporation;
            (o)   Power Brake Midwest, Inc., a North Dakota corporation;
            (p)   MSL, Inc., a Minnesota corporation;
            (q)   L.L.L., Inc., a Minnesota corporation; and
            (r)   Universal Fleet Supply, Inc., a California corporation.

      "Funding and Consummation Date" has the meaning set forth in Section 4.

      "IPO" means the initial public offering of TCI Stock pursuant to the Registration Statement described herein.

      "Knowledge of the Stockholders" means the actual knowledge of the Stockholders.

      "Material Adverse Effect" has the meaning set forth in Section 5.1.

      "Material Documents" has the meaning set forth in Section 5.23.

      "Merger" means the merger of each Newco with and into the Company identified herein pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware and the laws of the State of Incorporation; CTC Acquisition Corporation shall merge with and into Transportation Components Company; LLL Acquisition Corporation shall merge with and into L.L.L., Inc.; and MLS Acquisition Corporation shall merge with and into MSL, Inc.

      "Newco" has the meaning set forth in the first paragraph of this Agreement.

      "Newco Stock" means the common stock, par value $.01 per share, of the relevant Newco.

      "Other Agreements" has the meaning set forth in the third recital of this Agreement.

      "Other Founding Companies" means all of the Founding Companies other than the Company.

      "Person" means an individual or a corporation, limited partnership, general partnership, limited liability company, trust, unincorporated association, joint venture, association, or government or any agency, instrumentality, or political subdivision thereof, or other entity.

      "Pricing" means the date of determination by TCI and the Underwriters of the public offering price of the shares of TCI Stock in the IPO; the parties hereto contemplate that the Pricing shall take place on the Closing Date.

      "Qualified Plans" has the meaning set forth in Section 5.20.

      "Registration Statement" means that certain registration statement on Form S-1 to be filed with the SEC covering the shares of TCI Stock to be issued in the IPO and all amendments thereto.

      "Relevant Group" means the Company and any Affiliated, combined, consolidated, unitary or similar group of which the Company is or was a member for Tax reporting purposes.

      "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

      "Schedule" means each Schedule attached hereto (as the same may from time to time be amended), which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

      "SEC" means the United States Securities and Exchange Commission.

      "State of Incorporation" means the State of Minnesota.

      "Stockholders" has the meaning set forth in the first paragraph of this Agreement.

      "Subsidiary" means, as to any Person, any corporation or entity, 50% or more of the shares of voting stock (or in the case of an entity which is not a corporation, 50% or more of the equity interests that provide the power to manage or direct the management of such entity) of which is at the time any determination is being made, owned, directly or indirectly, by such Person and its wholly owned Subsidiaries.

      "Surviving Corporation" shall mean the Company as the surviving party in the Merger.

      "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, employment, excise, property, deed, stamp, alternative or add on minimum, or other taxes, assessments, duties, fees, levies or other governmental charges, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

      "TCI" has the meaning set forth in the first paragraph of this Agreement.

      "TCI Charter Documents" has the meaning set forth in Section 6.1.

      "TCI Plan of Organization" has the meaning set forth in the fourth recital to this Agreement.

      "TCI Stock" means the common stock, par value $.01 per share, of TCI.

      "Underwriters" means the prospective underwriters identified in the Draft Registration Statement.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.    THE MERGER

      1.1 DELIVERY AND FILING OF ARTICLES OF MERGER. The Constituent Corporations will cause the Articles of Merger to be signed, verified and delivered to TCI at the Closing to be held for filing with the Secretary of State of the State of Delaware and the Secretary of State (or other appropriate authority) of the State of Incorporation on or effective as of the Funding and Consummation Date.

      1.2 EFFECTIVE TIME OF THE MERGER. At the Effective Time of the Merger, each Newco shall be merged with and into the respective Company in accordance with the Articles of Merger, the separate existence of Newco shall cease, and the respective Company shall be the surviving party in the Merger and such Company is sometimes hereinafter referred to as the Surviving Corporation. The Merger will be effected in a single transaction.

      1.3 CERTIFICATE OF INCORPORATION, BY-LAWS; BOARD OF DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. At the Effective Time of the Merger:

            (i) the Certificate of Incorporation of the Company then in effect shall be the Certificate of Incorporation of the Surviving Corporation until changed as provided by law;

            (ii) the By-laws of the relevant Newco then in effect shall become the By-laws of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such By-laws shall be the By-laws of the Surviving Corporation until they shall thereafter be duly amended (and such By-laws shall be amended from time to time, if necessary, to comply with applicable state law);

            (iii) the Board of Directors of the Surviving Corporation shall consist of the persons who are on the Board of Directors of respective Company immediately prior to the Effective Time of the Merger, provided that T. Michael Young or another officer of TCI shall become an additional director of the Surviving Corporation effective as of the Effective Time of the Merger, and the number of directors constituting the entire Board of Directors of each Company shall be increased, if necessary, to accommodate the addition of such additional director; the Board of Directors of the Surviving Corporation shall hold office subject to the provisions of the laws of the State of Incorporation and of the Certificate of Incorporation and By-laws of the Surviving Corporation; and

            (iv) the officers of each Company immediately prior to the Effective Time of the Merger shall continue as the officers of the Surviving Corporation in the same capacity or capacities, and effective upon the Effective Time of the Merger David Gooch, Hugh McConnell and Paul Pryzant shall each become an additional Vice President and Assistant Secretary of the Surviving Corporation, such officers to serve, subject to the provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation, until their respective successors are duly elected and qualified.

      1.4 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY, TCI AND NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of each Company, TCI and each Newco as of the date of this Agreement are as follows:

            (i) as of the date of this Agreement, the authorized and outstanding capital stock of each Company, and the record and beneficial ownership of such outstanding capital stock, is as set forth on Annex II hereto;

            (ii) immediately prior to the Closing Date and the Funding and Consummation Date, except for changes permitted by Section 7.12 hereof, the authorized capital stock of TCI will consist of 100,000,000 shares of TCI Stock, of which the number of issued and outstanding shares will be set forth in the Registration Statement, 5,000,000 shares of preferred stock, $.01 par value, of which no shares will be issued and outstanding, and 2,000,000 shares of Restricted Voting Common Stock, $.01 par value (the "Restricted Common Stock"), all of which will be issued and outstanding except as otherwise set forth in the Registration Statement; and

            (iii) as of the date of this Agreement, the authorized capital stock of each Newco consists of 1,000 shares of Newco Stock, of which one hundred
(100) shares are issued and outstanding.

      1.5 EFFECT OF MERGER. At the Effective Time of the Merger, the effect of each Merger shall be as provided in the applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware GCL") and the law of the State of Incorporation. Except as herein specifically set forth, the identity, existence, purposes, powers, franchises, privileges, rights and immunities of the respective Company shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of the relevant Newco shall be merged with and into the Company as set forth herein, and such Company, as the Surviving Corporation, shall be fully vested therewith. At the Effective Time of the Merger, the separate existence of each Newco shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public, as well as of a private, nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to such Company and such Newco shall be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of such Company and such Newco; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the State of Incorporation vested in such Company and such Newco, shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided herein, the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of such Company and such Newco and any claim existing, or action or proceeding pending, by or against such Company or such Newco may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in their place. Neither the rights of creditors nor any liens upon the property of any Company or any Newco shall be impaired by the Merger, and all debts, liabilities and duties of each Company and each Newco shall attach to the Surviving Corporation, and may be enforced against such Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by such Surviving Corporation.

2.    CONVERSION OF STOCK

      2.1 MANNER OF CONVERSION. The manner of converting the shares of (i) outstanding capital stock of each Company ("Company Stock") and (ii) Newco Stock, issued and outstanding immediately prior to the Effective Time of the Merger, respectively, into shares of (x) TCI Stock and cash and (y) common stock of the Surviving Corporation, respectively, shall be as follows:

      As of the Effective Time of the Merger:

            (i) the aggregate number of shares of Company Stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holders thereof, automatically shall be converted into and deemed to represent the right to receive (1) the aggregate number of shares of TCI Stock set forth on Annex I hereto and (2) subject to the adjustments described in Annex I hereto, the aggregate amount of cash set forth on Annex I hereto (the number of shares of TCI Stock and, subject to the adjustments described on Annex I hereto, the amount of cash allocable to the holders of the Company Stock being set forth on Annex I);

            (ii) all shares of Company Stock that are held by each Company as treasury stock shall be canceled and retired and no shares of TCI Stock or other consideration shall be delivered or paid in exchange therefor; and

            (iii) each share of Newco Stock issued and outstanding immediately prior to the Effective Time of the Merger, shall, by virtue of the Merger and without any action on the part of TCI, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation which shall constitute all of the issued and outstanding shares of common stock of the Surviving Corporation immediately after the Effective Time of the Merger, all of which shall be owned by TCI.

      All TCI Stock received by the Stockholders pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 15 and 16 hereof, have the same rights as all the other shares of outstanding TCI Stock by reason of the provisions of the Certificate of Incorporation of TCI or as otherwise provided by the Delaware GCL. All TCI Stock received by the Stockholders shall be issued and delivered to the Stockholders free and clear of any liens, claims or encumbrances of any kind or nature. All voting rights of such TCI Stock received by the Stockholders shall be fully exercisable by the Stockholders and the Stockholders shall not be deprived nor restricted in exercising those rights. At the Effective Time of the Merger, TCI shall have no class of capital stock issued and outstanding other than the TCI Stock and the Restricted Voting Common Stock.

3.    DELIVERY OF MERGER CONSIDERATION

      3.1 On the Funding and Consummation Date the Stockholders, who are the holders of all of the outstanding capital stock of each Company, shall, upon surrender of certificates representing such shares, receive the respective numbers of shares of TCI Stock and, subject to the adjustments described on Annex I hereto, the amounts of cash described on Annex I hereto, said cash to be payable by certified check or wire transfer as so requested by the Stockholders at least two business days prior to closing.

      3.2 The Stockholders shall deliver to TCI at the Closing the certificates representing Company Stock, duly endorsed in blank by the Stockholders, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholders' expense, affixed and canceled. The Stockholders agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such Company Stock or with respect to the stock powers accompanying any Company Stock.

4.    CLOSING

      At or prior to the Pricing, the parties shall take all actions necessary to prepare to (i) effect the Merger (including the execution of the Articles of Merger which shall be delivered to TCI for filing with the appropriate authorities effective on the Funding and Consummation Date) and (ii) effect the conversion and delivery of shares referred to in Section 3 hereof; provided, that such actions shall not include the actual completion of the Merger or the conversion and delivery of the shares and funds referred to in Section 3 hereof, each of which actions shall only be taken upon the Funding and Consummation Date as herein provided. In the event that there is no Funding and Consummation Date and this Agreement automatically terminates as provided in this Section 4, the Articles of Merger shall not be filed and shall be returned to the Stockholders. The taking of the actions described in clauses (i) and (ii) above (the "Closing") shall take place on the closing date (the "Closing Date") at the offices of Bracewell & Patterson, L.L.P., South Tower Pennzoil Place, 711 Louisiana, Suite 2900, Houston, Texas 77002. On the Funding and Consummation Date (x) the Articles of Merger shall be filed with the appropriate state authorities so that they shall be, as early as practicable on the Funding and Consummation Date, effective and the Merger shall thereby be effected, (y) all transactions contemplated by this Agreement, including the conversion and delivery of shares and the delivery of funds in the amount and in the manner provided in Section 3 hereof and (z) the closing with respect to the IPO shall occur and be completed. The date on which the actions described in the preceding clauses (x), (y) and (z) occurs shall be referred to as the "Funding and Consummation Date." During the period from the Closing Date to the Funding and Consummation Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such underwriting agreement. This Agreement shall also in any event automatically terminate if the Funding and Consummation Date has not occurred within 15 business days following the Closing Date. Time is of the essence.


5.    REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

      Each of the Stockholders severally represents and warrants that all of the representations and warranties in this Section 5 are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Closing and the Funding and Consummation Date, and agrees that such representations and warranties shall survive the Funding and Consummation Date for a period of twelve months (the last day of such period being the "Expiration Date"), except that the representations and warranties set forth in Section 5.22 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 5.22, and the representations and warranties set forth in Section 5.30 hereof shall survive perpetually. For purposes of this
Section 5, the term "Company" shall mean and refer to the Company and all of its Subsidiaries, if any, and shall mean all three Companies, taken as a whole, unless the context indicates otherwise.

      5.1 DUE ORGANIZATION. Each Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Incorporation, and has the requisite power and authority to carry on its business as it is now being conducted. Each Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except (i) as set forth on Schedule 5.1 or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of the Company and its subsidiaries taken as a whole (as used herein with respect to the Company, or with respect to any other Person, a "Material Adverse Effect"). Schedule 5.1 sets forth a list of all jurisdictions in which each Company is authorized or qualified to do business. True, complete and correct copies of (i) the Certificate of Incorporation and By-laws, each as amended, of the Company (the "Charter Documents"), and (ii) the stock records of each Company, are all attached to Schedule 5.1. Each Company has delivered complete and correct copies of all minutes of meetings, written consents and other evidence, if any, of deliberations of or actions taken by the Company's Board of Directors and stockholders during the last five years.

      5.2 AUTHORIZATION. (i) The representatives of each Company executing this Agreement have the authority to enter into and bind such Company to the terms of this Agreement and (ii) each Company has the full legal right, power and authority to enter into this Agreement and the Merger. Recent resolutions adopted by the Board of Directors of each Company and resolutions adopted by the Stockholders to approve this Agreement and the transactions contemplated hereby in all respects, and copies of all such resolutions, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date hereof, are attached hereto as Schedule 5.2.

      5.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of each Company is as set forth on Annex II, and all of the issued and outstanding shares of the capital stock of each Company are owned by the Stockholders in the amounts set forth in Annex II. Except as set forth on Schedule 5.3, all of the issued and outstanding shares of the capital stock of each Company have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the Stockholders and further, such shares were offered, issued, sold and delivered by each Company in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of any preemptive rights of any past or present stockholder.

      5.4 TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING. Except as set forth on Schedule 5.4, the Company has not acquired any Company Stock since January 1, 1995. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued capital stock; (ii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the Company nor the relative ownership of shares among any of its respective Stockholders has been altered or changed in contemplation of the Merger and/or the TCI Plan of Organization.

      5.5 NO BONUS SHARES. Except as set forth on Schedule 5.5, none of the shares of Company Stock was issued pursuant to awards, grants or bonuses in contemplation of the Merger or the TCI Plan of Organization.

      5.6 SUBSIDIARIES. Except as set forth on Schedule 5.6, the Company has no Subsidiaries except for Power Brake of Wisconsin, Inc., a Wisconsin corporation ("Power Brake Wisconsin"), and Power Brake Midwest, Inc., a North Dakota corporation ("Power Brake Midwest"), each of which is controlled by the Company. Except as set forth in Schedule 5.6, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      5.7 PREDECESSOR STATUS; ETC. Set forth on Schedule 5.7 is a listing of all names of all predecessor companies of the Company, including the names of any entities acquired by the Company (by stock purchase, merger or otherwise) or owned by the Company or from whom the Company previously acquired all or substantially all of any such entity's assets (or all or substantially all of the assets used by any such entity in a line of business), in any case, from the earliest date upon which any Stockholder acquired his or her stock in any Company. Except as disclosed on Schedule 5.7, the Company has not been, within such period of time, a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

      5.8 SPIN-OFF BY THE COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either the Company or any Affiliate since January 1, 1995.

      5.9 FINANCIAL STATEMENTS. Schedule 5.9 sets forth complete and correct copies of the Company's financial statements as of the dates and for the periods indicated therein (the "Financial Statements"). The Financial Statements have been prepared from the books and records of the Company in conformity with generally accepted accounting principles applied on a consistent basis and throughout the periods involved ("GAAP") (except as disclosed therein or in the schedules hereto, and except that any interim statements included therein may omit footnote disclosures), and present fairly, in all material respects, the financial position and results of operations of the Company as of the dates and for the periods covered thereby. The books of account of the Company have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein in all material respects.

      5.10 LIABILITIES AND OBLIGATIONS. Schedule 5.10 sets forth an accurate list as of the Balance Sheet Date of (i) all material liabilities of the Company of a nature that they are required in accordance with GAAP to be reflected on a balance sheet and which are not reflected on the balance sheet of the Company at the Balance Sheet Date or otherwise reflected in the Company Financial Statements at the Balance Sheet Date and which are not disclosed on any of the other Schedules to this Agreement, and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, pledges and material security agreements to which the Company is a party or by which its properties may be bound. To the knowledge of the Stockholders, except as set forth on Schedule 5.10, since the Balance Sheet Date the Company has not incurred any material liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. The Company has also delivered to TCI on Schedule 5.10, in the case of those contingent liabilities known to Stockholders and related to pending or threatened litigation, or other liabilities which are not fixed, a good faith and reasonable estimate (to the extent the Company can reasonably make such an estimate) of the maximum amount which the Company reasonably expects will be payable and the amount, if any, accrued or reserved for each such potential liability on the Company's Financial Statements; in the case of any such liability for which no estimate has been provided, the estimate for purposes of this Agreement shall be deemed to be zero.

      5.11 ACCOUNTS AND NOTES RECEIVABLE. Schedule 5.11 sets forth an accurate list of the accounts and notes receivable of the Company, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the Stockholders, which are identified as such. Except to the extent reflected on Schedule 5.11, such accounts, notes and other receivables are collectible in the amounts shown on Schedule 5.11, net of reserves reflected in the balance sheet as of the Balance Sheet Date.

      5.12 PERMITS AND INTANGIBLES. The Company holds all licenses, franchises, permits and other governmental authorizations ("Licenses") the absence of any of which could have a Material Adverse Effect on the Company's business, and the Company has delivered to TCI an accurate list and summary description (which is set forth on Schedule 5.12) of all such Licenses, and of any trademarks, trade names, patents, patent applications and copyrights owned or held by the Company or by any of its employees if used or held for use by the Company in the conduct of its business (including interests in software or other technology systems, programs and intellectual property) (it being understood and agreed that a list of environmental permits and other environmental approvals is set forth on
Schedule 5.13). At or prior to the Closing, the Company will use commercially reasonable efforts to ensure that all such trademarks, trade names, patents, patent applications, copyrights and other intellectual property will be assigned or licensed to the Company for no additional consideration. To the knowledge of the Stockholders, the Licenses and other rights listed on Schedules 5.12 and 5.13 are valid, and the Company has not received any notice that any Person intends to cancel, terminate or not renew any such License or other right. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Licenses and other rights listed on Schedules
5.12 and 5.13 and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect on the Company. Except as specifically provided in Schedule 5.12, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such Licenses or other rights.

      5.13 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.13, and except where any failure to comply, either singly or in the aggregate, has not had and will not have a Material Adverse Effect on the Company or its business,
(i) the Company has complied with and is in compliance with all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, permits, judgments, orders and decrees applicable to it or any of its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes, Hazardous Materials and Hazardous Substances (as such terms are defined in any applicable Environmental Law), as well as petroleum and petroleum products (collectively "Hazardous Materials"), (ii) the Company has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Materials, a list of all of which permits and approvals is set forth on Schedule 5.13, and has reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Company where Hazardous Materials have been treated, stored, disposed of or otherwise handled, (iii) to the knowledge of the Stockholders there have been no releases or threats of releases (as these terms are defined in Environmental Laws) of any Hazardous Materials at, from, in or on any property owned or operated by the Company except as permitted by Environmental Laws, and (iv) to the knowledge of the Stockholders, there is no on-site or off-site location to which the Company has transported or disposed of Hazardous Materials or arranged for the transportation of Hazardous Materials which is the subject of any Federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the Company, TCI or Newco for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act or comparable state or local statutes or regulations.

      5.14 PERSONAL PROPERTY. The Company has delivered to TCI an accurate list (which is set forth on Schedule 5.14) of (x) all personal property material to the operations of the Company included in "plant, property and equipment" on the balance sheet of the Company as of the Balance Sheet Date, (y) all other tangible personal property owned by the Company with an individual fair market value (in the reasonable judgment of the Stockholders; it being understood by the parties herein that the Stockholders are not obtaining appraisals of any such property in connection with the preparation of Schedule 5.14) in excess of $25,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all material leases and agreements in respect of personal property, including, in the case of each of (x), (y) and (z), (1) true, complete and correct copies of all such leases and (2) an indication as to which assets are currently owned, or were formerly owned, by Stockholders, relatives of Stockholders, or Affiliates of the Company. Except as set forth on Schedule 5.14, (i) all material personal property used by the Company in its business is either owned by the Company or leased by the Company pursuant to a lease included on Schedule 5.14, (ii) all of the personal property listed on Schedule 5.14 is in good working order and condition, ordinary wear and tear excepted except to the extent such wear and tear would have a Material Adverse Effect and (iii) to the knowledge of the Stockholders, all leases and agreements included on Schedule
5.14 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

      5.15 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS. The Company has delivered to TCI an accurate list (which is set forth on Schedule 5.15) of all customers (persons or entities) representing 1% or more of the Company's annual revenues for the year ended December 31, 1997; provided, however, that Schedule 5.15 need not set forth more than the Company's 20 largest customers during such period. Except to the extent set forth on Schedule 5.15, none of such customers have canceled or substantially reduced or, to the knowledge of the Stockholders, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the Company.

      The Company has listed on Schedule 5.15 all Material Contracts (as defined below) to which the Company is a party or by which it or any of its properties are bound, other than agreements listed on Schedules 5.10, 5.14 or 5.16, (a) in existence as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct copies of such agreements to TCI. For purposes of this Agreement, the term "Material Contracts" includes contracts between the Company and significant customers (as described above), joint venture or partnership agreements, contracts with any labor organization, strategic alliances, options to purchase land and other contracts which are not terminable on sixty days or less notice and involve payments by the Company in any twelve-month period in excess of $25,000. The Company has also indicated on Schedule 5.15 a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $25,000 by the Company during any 12- month period. To the knowledge of the Stockholders, all of the Material Contracts are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

      5.16 REAL PROPERTY. Schedule 5.16 includes a list of all real property owned or leased by the Company at the date hereof and all other real property, if any, used by the Company in the conduct of its business. Except as set forth on Schedule 5.16, any such real property owned by the Company will be sold or distributed by the Company on the terms set forth on Schedule 5.16 and leased back by the Company on the terms set forth on Schedule 5.16 pursuant to a lease in the form of Annex VI hereto at or prior to the Closing Date. Except as set forth on Schedule 5.16, the lease relating to any such real property leased by the Company from any of the Stockholders or any Affiliate of any of the Stockholders will be terminated as of the Closing Date and a new lease in the form of Annex VI hereto will be entered into as of the Closing Date on the terms set forth on Schedule 5.16. The Company has good title to any real property owned by it that is not shown on Schedule 5.16 as property intended to be sold or distributed prior to the Closing Date, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

            (i) liens reflected on Schedules 5.10 or 5.16 as securing specified liabilities (with respect to which no material default exists);

            (ii) liens for current taxes not yet payable and assessments not in default;

            (iii) easements for utilities serving the property only; and

            (iv) easements, covenants and restrictions and other exceptions to title which do not adversely affect the current use of the property.

      True, complete and correct copies of all leases and agreements in respect of such real property leased by the Company are attached to Schedule 5.16, and an indication as to which such properties, if any, are currently owned, or were formerly owned, by Stockholders or Affiliates of the Company or Stockholders is included in Schedule 5.16. Except as set forth on Schedule 5.16, to the knowledge of the Stockholders, all of such leases included on Schedule 5.16 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

      5.17 INSURANCE. The Company has delivered to TCI (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by the Company, (ii) an accurate list of all insurance loss runs or workers compensation claims received for the past three policy years and (iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the Company is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws, and to the knowledge of the Stockholders provide adequate coverage against the risks involved in the Company's business. All of such insurance policies are currently in full force and effect. Since January 1, 1995, no insurance carried by the Company has been canceled by the insurer and the Company has not been denied coverage.

      5.18 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS. The Company has delivered to TCI an accurate list (which is set forth on Schedule 5.18) showing all officers, directors and key employees of the Company, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The Company has provided to TCI true, complete and correct copies of any employment agreements for persons listed on Schedule 5.18. Since the Balance Sheet Date, there have been no material increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented and bonuses paid on a basis consistent with past practices.

      Except as set forth on Schedule 5.18, (i) the Company is not bound by or subject to any arrangement with any labor union, (ii) no employees of the Company are represented by any labor union or covered by any collective bargaining agreement, (iii) to the knowledge of the Stockholders, no campaign to establish such representation is in progress and (iv) there is no pending or, to the knowledge of the Stockholders, threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years.
The Company believes its relationship with employees to be good.

      5.19 EMPLOYEE PLANS. The Stockholders have delivered to TCI an accurate schedule (Schedule 5.19) (the "Benefit Plans Schedule") showing all employee benefit plans of the Company, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except for the employee benefit plans, if any, described on the Benefit Plans Schedule, the Company does not sponsor, maintain or contribute to any plan, program, fund or arrangement that constitutes an "employee pension benefit plan", and the Company has no obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. The Company has not sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth on the Benefit Plans Schedule. Except as set forth on the Benefit Plans Schedule, the Company is not required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of the Company's or any subsidiary's employees.

      Except as set forth on the Benefit Plans Schedule, the Company is not now, or will not as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA.

      All employee benefit plans listed on the Benefit Plans Schedule and the administration thereof are in compliance in all material respects with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations except to the extent that any failure to comply would not have a Material Adverse Effect on the Company.

      All accrued contribution obligations of the Company with respect to any plan listed on the Benefit Plans Schedule have either been fulfilled in their entirety or are fully reflected on the balance sheet of the Company as of the Balance Sheet Date.

      5.20 COMPLIANCE WITH ERISA. All plans listed on the Benefit Plans Schedule that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and copies of the determination letters relating thereto are attached to the Benefit Plans Schedule. Except as disclosed on the Benefit Plans Schedule, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof for the past two years are included as part of the Benefit Plans Schedule. None of (i) the Stockholders, (ii) the Company, or
(iii) to the knowledge of the Stockholders, any other person, has engaged in any transaction with any plan listed in the Benefit Plans Schedule prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No plan listed in the Benefit Plans Schedule has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and the Company has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation. Except as set forth on the Benefit Plans Schedule:

            (i) there have been no terminations, partial terminations or discontinuations of contributions to any Qualified Plan without notice to and approval by the Internal Revenue Service;

            (ii) no plan listed in the Benefit Plans Schedule subject to the provisions of Title IV of ERISA has been terminated;

            (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in the Benefit Plans Schedule; and

            (iv) to the knowledge of the Stockholders, no circumstances exist pursuant to which the Company could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the Company that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the Company.

      5.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on
Schedule 5.21 or 5.13, and except for violations which, either singly or in the aggregate, have not had and will not have any Material Adverse Effect, the Company is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it; and except to the extent set forth on Schedule 5.10 or 5.13, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of the Stockholders, threatened against or affecting, the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Company, and, to the knowledge of the Stockholders, there is no basis for any such claim, action, suit or proceeding. The Company has conducted and is now conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations, including all such orders and other governmental approvals set forth on Schedules 5.12 and 5.13, except where any such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect.

      5.22 TAXES. The Company has timely filed all requisite Federal, state and other tax returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on Schedule 5.22, there are no examinations in progress or claims pending against it for federal, state and other Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for Taxes, whether pending or threatened, has been received. All Tax due from the Company for any period ended before the date hereof, including interest and penalties (whether or not shown on any Return) has been paid. The amounts shown as accruals for taxes on the Company Financial Statements are sufficient for the payment of all Taxes (including penalties and interest) for all periods ended on or before that date. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal and local income tax returns and franchise tax returns of the Company for their last three (3) fiscal years, or such shorter period of time as any of them shall have existed, are attached hereto as Schedule 5.22 or have otherwise been delivered to TCI. The Company has disclosed to TCI when its taxable year ends. The Company uses the accrual method of accounting for income tax purposes, and the Company's methods of accounting have not changed in the past five years. The Company is not an investment Company as defined in Section 351(e)(1) of the Code. The Company is not and has not during the last five years been a party to any tax sharing agreement or agreement of similar effect. The Company is not and has not during the last five years been a member of any consolidated group. Except as described on Schedule 5.22, the Company has not received, been denied, or applied for any private letter ruling during the last five years.

      The Stockholders of MSL, Inc. made a valid election under the provisions of Subchapter S of the Code, and MSL, Inc. has not, within the past five years, been taxed under the provisions of Subchapter C of the Code. The Stockholders of MSL, Inc. shall pay, and they hereby indemnify TCI, MSL, Inc. and MLS Acquisition Corporation against, all income taxes payable for all periods ending on or before the Funding and Consummation Date.

      5.23 NO VIOLATIONS; NO CONSENTS REQUIRED, ETC. The Company is not in violation of any Charter Document. Neither the Company nor, to the knowledge of the Stockholders, any other party thereto, is in default under any lease, instrument, agreement, License, or permit set forth on Schedule 5.12, 5.13, 5.14, 5.15 or 5.16 (the "Material Documents") in any manner that could result in a Material Adverse Effect; and, except as set forth in Schedule 5.23, (a) the rights and benefits of the Company under the Material Documents will not be materially adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach of or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as set forth on Schedule 5.23, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit regarding the Material Documents. Except as set forth on Schedule 5.23, none of the Material Documents prohibits the use or publication by the Company, TCI or Newco of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the Company from freely providing services to any other customer or potential customer of the Company, TCI, Newco or any Other Founding Company.

      5.24 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 5.24 or as otherwise contemplated hereby, there has not been:

            (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise) or business of the Company;

            (ii) any damage, destruction or casualty loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company;

            (iii) any change in the authorized capital of the Company or its outstanding securities or any change in its ownership interests or any grant by the Company of any options, warrants, calls, conversion rights or commitments;

            (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

            (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its officers, directors, Stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

            (vi) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of Company outside of the ordinary course of business to any person, including, without limitation, the Stockholders and their Affiliates;

            (vii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of any Stockholders or any Affiliate thereof;

            (viii)any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (ix) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the Company's business;

            (x)   any waiver of any material rights or claims of the Company;

            (xi) any amendment, cancellation or termination of any material contract, agreement, License, permit or other right to which the Company is a party;

            (xii) any change in the Company's Charter Documents;

            (xiii)any contract entered into or commitment incurred involving any liability or commitment to make any capital expenditures, except in the normal course of business (consistent with past practice) or involving an amount not in excess of $25,000;

            (xiv) any mortgage, pledge or other lien or encumbrance upon any assets or properties of the Company (whether now owned or hereafter acquired) created, assumed or permitted to exist, except (1) purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $25,000 necessary or desirable for the conduct of the businesses of the Company, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business, or (3) liens set forth on Schedule
5.10 and/or 5.15 hereto; or

            (xv) any transaction by the Company outside the ordinary course of its business.


      5.25 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The Company has delivered to TCI an accurate schedule (which is set forth on Schedule 5.25) as of the date of this Agreement of:

            (i) the name of each financial institution in which the Company has accounts or safe deposit boxes;

            (ii) the names in which the accounts or boxes are held;

            (iii) the type of account and account number; and

            (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 5.25 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

      5.26 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the Company and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the Company.

      5.27 RELATIONS WITH GOVERNMENTS. Except for political contributions made in compliance with applicable laws, neither the Company nor any Affiliate of the Company acting on behalf of the Company has given or offered anything of value to any governmental official, political party or candidate for government office. None of such Persons has taken any action which would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

      5.28 DISCLOSURE. (a) The representations and warranties of the Stockholders set forth in this Agreement, including the relevant Annexes and Schedules hereto, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading. If, prior to the 25th day after the date of the final prospectus of TCI utilized in connection with the IPO, the Company or the Stockholders become aware of any fact or circumstance which would affect the accuracy of a representation or warranty of Company or Stockholders in this Agreement in any material respect, the Company and the Stockholders shall immediately give notice of such fact or circumstance to TCI. Subject to the provisions of Section 7.8, such notification shall not relieve either the Company or the Stockholders of their respective obligations under this Agreement.

      (b) The Company and the Stockholders acknowledge and agree (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that the Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; (ii) that neither TCI or any of its officers, directors, agents or representatives nor any Underwriter shall have any liability to the Company, the Stockholders or any other person affiliated or associated with the Company for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or to occur at all; and (iii) that the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the proposed Merger, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, relative to TCI or the prospective IPO. Notwithstanding the foregoing, TCI has agreed and herein acknowledges its agreement to use its reasonable efforts to consummate the TCI Plan of Organization and IPO as contemplated hereby.

      5.29 NO INTERESTS IN OTHER BUSINESSES. Except as disclosed on Schedule 5.29, neither the Company nor any Stockholder, nor any Affiliate of any of them, has any ownership or similar interest in any business that offers or sells services or products of any nature whatsoever to the Company or to any customers of the Company in connection with or as a direct or indirect result of the Company's provision of services or products to its customers.

      5.30 AUTHORITY; OWNERSHIP. Such Stockholder has the full legal right, power and authority to enter into this Agreement. Such Stockholder owns beneficially and of record all of the shares of the Company Stock identified on Annex II as being owned by such Stockholder, and, except as set forth on
Schedule 5.30, such Company Stock is owned free and clear of all liens, security interests, pledges, voting agreements, voting trusts, contractual restrictions on transfer, encumbrances and claims of every kind.

      5.31 PREEMPTIVE RIGHTS. No Stockholder has, or hereby waives, any preemptive or other right to acquire shares of Company Stock that such Stockholder has or may have had.

      5.32 NO INTENTION TO DISPOSE OF TCI STOCK. No Stockholder is under any binding commitment or contract to sell, exchange or otherwise dispose of shares of TCI Stock to be received as described in Section 3.1 of this Agreement.

      TCI and each Newco acknowledge that the representations in Sections 5.30,
5.31 and 5.32 are made by each Stockholder separately, and as to itself only.

6.    REPRESENTATIONS OF TCI AND NEWCO

      TCI and Newco jointly and severally represent and warrant that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of twelve months (the last day of such period being the "Expiration Date"), except that the warranties and representations set forth in Section 6.14 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 6.14.

      6.1 DUE ORGANIZATION. TCI and Newco are each corporations duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware, and each has the requisite power and authority to carry on its business as it is now being conducted. TCI and Newco are each qualified to do business and are each in good standing in each jurisdiction in which the nature of its business makes such qualification necessary, except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and By-laws of TCI (the "TCI Charter Documents") have been or will be filed as exhibits to the Registration Statement, and copies thereof and copies of the Certificate of Incorporation and Bylaws of Newco will be provided to the Stockholders promptly upon request.

      6.2 AUTHORIZATION. (i) The respective representatives of TCI and Newco executing this Agreement have the authority to enter into and bind TCI and Newco to the terms of this Agreement and (ii) TCI and Newco have the full legal right, power and authority to enter into this Agreement and consummate the Merger. All corporate acts and other proceedings required to have been taken by TCI and Newco to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger have been duly and properly taken.

      6.3 CAPITAL STOCK OF TCI AND NEWCO. The authorized capital stock of TCI and Newco is as set forth in Sections 1.4(ii) and (iii), respectively. All of the issued and outstanding shares of the capital stock of Newco are owned by TCI. All of the issued and outstanding shares of the capital stock of TCI and Newco have been duly authorized and validly issued, are fully paid and nonassessable, and further, such shares were offered, issued, sold and delivered by TCI and Newco in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder of TCI or Newco.

      6.4 TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING. Except for the Other Agreements and except as set forth in or contemplated by the Draft Registration Statement or set forth on Schedule 6.4 hereto, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates TCI or Newco to issue any of their respective authorized but unissued capital stock; and (ii) neither TCI nor Newco has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Complete and accurate copies of all stock option or stock purchase plans and a list of all outstanding options, warrants or other rights to acquire shares of the stock of TCI will be provided to the Stockholders promptly upon request.

      6.5 SUBSIDIARIES. Newco has no Subsidiaries. TCI has no Subsidiaries except for Newco and each of the companies identified as "Newco" in each of the Other Agreements and other newly incorporated Subsidiaries that have conducted no business and have been created solely to effectuate the business of TCI. Except as set forth in the preceding sentence or set forth on Schedule 6.5 hereto, neither TCI nor any Subsidiary of TCI presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and neither TCI nor Newco, directly or indirectly, is a participant in any joint venture, partnership or other non-corporate entity.

      6.6 FINANCIAL STATEMENTS. The financial statements of TCI included in the Draft Registration Statement (the "TCI Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon), and the balance sheet included therein presents fairly the financial position of TCI as of its date.

      6.7 LIABILITIES AND OBLIGATIONS. Except as set forth in the Draft Registration Statement or on Schedule 6.7 hereto, neither TCI nor any Subsidiary of TCI has any material liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement and the Other Agreements and except for fees incurred in connection with the transactions contemplated hereby and thereby.

      6.8 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth in the Draft Registration Statement or on Schedule 6.8 hereto, (a) neither TCI nor any Subsidiary of TCI is in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them which would have a Material Adverse Effect, (b) there are no material claims, actions, suits or proceedings, pending or, to the knowledge of TCI or Newco, threatened against or affecting, TCI or any Subsidiary of TCI, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them, and (c) no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by TCI or Newco. TCI and its Subsidiaries have conducted and are conducting their respective businesses in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing which would have a Material Adverse Effect.

      6.9 NO VIOLATIONS. TCI is not in violation of any TCI Charter Document, and no Subsidiary of TCI is in violation of its Certificate of Incorporation or Bylaws. None of TCI, Newco, or, to the knowledge of TCI and Newco, any other party thereto, is in default under any lease, instrument, agreement, license, or permit to which TCI or any Subsidiary of TCI is a party, or by which TCI or any Subsidiary of TCI, or any of their respective properties, are bound (collectively, the "TCI Documents"); and (a) the rights and benefits of TCI and any Subsidiary of TCI under the TCI Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution and delivery of this Agreement by TCI and Newco and the performance of their obligations hereunder do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation or default (with or without notice or lapse of time, or both), under or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the assets of TCI or any Subsidiary of TCI under, any provision of (i) the Certificate of Incorporation or Bylaws of TCI or the comparable governing instruments of any Subsidiary of TCI, (ii) any note, bond, mortgage, indenture or deed of trust or any license, lease, contract, commitment, agreement or arrangement to which TCI and any Subsidiary of TCI is a party or by which any of their respective properties or assets are bound or (iii) any judgment, order, decree or law, ordinance, rule or regulation, applicable to TCI or any Subsidiary of TCI or their respective properties or assets. The execution of this Agreement and the Other Agreements and the performance of the obligations hereunder and thereunder and the consummation of the transactions contemplated by the TCI Plan of Organization will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the TCI Documents or the TCI Charter Documents. Except as contemplated hereby or described in the Registration Statement or on Schedule 6.9 hereto, none of the TCI Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated by the TCI Plan of Organization in order to remain in full force and effect and consummation of the transactions contemplated thereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

      6.10 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by TCI and Newco and the performance of the transactions contemplated herein have been duly and validly authorized by the respective Boards of Directors of TCI and Newco and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of TCI and Newco.

      6.11 TCI STOCK. At the time of issuance thereof and delivery to the Stockholders, the TCI Stock to be delivered to the Stockholders pursuant to this Agreement will constitute valid and legally issued shares of TCI, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 15 and 16 hereof, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the TCI Stock issued and outstanding as of the date hereof by reason of the provisions of the Delaware GCL. Except as set forth above, the TCI Stock issued and delivered to the Stockholders shall at the time of such issuance and delivery be free and clear of any liens, security interests, claims or encumbrances of any kind or character. The shares of TCI Stock to be issued to the Stockholders pursuant to this Agreement will not be registered under the 1933 Act except as provided in
Section 17 hereof.

      6.12 OTHER AGREEMENTS; NO SIDE AGREEMENTS. Except for differences in form or as described on Schedule 6.12 hereto, each of the Other Agreements is substantially similar to this Agreement. Neither TCI nor Newco has entered or will enter into any agreement with any of the Other Founding Companies or any of the stockholders of the Other Founding Companies other than the Other Agreements and the agreements contemplated by each of the Other Agreements, including the employment agreements and leases referred to herein or entered into in connection with the transactions contemplated hereby and thereby.

      6.13 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. TCI was formed in October 1997 and has conducted only limited operations since that time. Neither TCI nor any Subsidiary thereof has conducted any material business since the date of its inception, except in connection with this Agreement, the Other Agreements and the IPO. Except as described in the Draft Registration Statement, neither TCI nor any Subsidiary of TCI owns or has at any time owned any real property or any material personal property or is a party to any other agreement other than the Other Agreements and the agreements contemplated thereby and to such agreements as will be filed as Exhibits to the Registration Statement.

      6.14 TAXES.TCI and each Subsidiary thereof have timely filed all requisite federal, state and other Returns or extension requests for all fiscal periods ended prior to the date hereof for which such Returns are due; and there are no examinations in progress or claims against TCI or any Subsidiary thereof for federal, state and other Taxes (including penalties and interest) for any such period and no notice of any claim for Taxes, whether pending or threatened, has been received. All Taxes which TCI or any Subsidiary of TCI has been required to collect or withhold have been duly and timely collected and withheld and have been set aside in accounts for such purposes, or have been duly and timely paid to the proper governmental authority. All Tax, including interest and penalties (whether or not shown on any tax return) owed by TCI, any member of an affiliated or consolidated group which includes or included TCI, or with respect to any payment made or deemed made by TCI herein has been paid. Neither TCI nor any Subsidiary thereof has entered into any tax sharing agreement or similar arrangement. Neither TCI nor any Subsidiary thereof is an investment company as defined in Section 351(e)(1) of the Code.

      6.15 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth in the Draft Registration Statement delivered to the Stockholders, and except as contemplated by this Agreement and the Other Agreements or as set forth on
Schedule 6.15 hereto, there has not been:

            (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise) or business of TCI or Newco;

            (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of TCI or Newco;

            (iii) any change in the authorized capital of TCI or Newco or their outstanding securities or any change in their ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

            (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of TCI or Newco;

            (v) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of TCI or any Subsidiary thereof to any person;

            (vi) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to TCI or any Subsidiary thereof;

            (vii) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of TCI or any Subsidiary thereof or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (viii) any waiver of any material rights or claims of TCI or any Subsidiary of TCI;

            (ix) any amendment or termination of any material contract, agreement, license, permit or other right to which TCI or any Subsidiary of TCI is a party;

            (x) any transaction by TCI or any Subsidiary of TCI outside the ordinary course of its business;

            (xi) any other distribution of property or assets by TCI or any Subsidiary of TCI other than in the ordinary course of business.

      6.16 DISCLOSURE. (a) The Draft Registration Statement delivered to the Company and the Stockholders, together with the representations and warranties of TCI and Newco set forth in this Agreement, does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon information furnished by the Company or the Stockholders or the Other Founding Companies or the stockholders thereof.

      (b) Based on and assuming the accuracy of certain information furnished to TCI by the Stockholders, the offering and issuance of shares of TCI Stock to the Stockholders pursuant to this Agreement has been made in compliance with all applicable federal and state securities laws.

      (c) TCI has conducted a reasonable due diligence investigation with respect to the Other Founding Companies, and to the best knowledge of TCI, the Draft Registration Statement does not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being agreed that the term "material" as used in this paragraph (c) means material with respect to TCI and all of the Founding Companies, taken as a whole.

7.    COVENANTS PRIOR TO CLOSING

      7.1 ACCESS AND COOPERATION; DUE DILIGENCE. (a) Between the date of this Agreement and the Funding and Consummation Date, the Company will afford to the officers and authorized representatives of TCI access to all of the Company's sites, properties, books and records and will furnish TCI with such additional financial and operating data and other information as to the business and properties of the Company as TCI may from time to time reasonably request. The Company will cooperate with TCI and its representatives, auditors and counsel in the preparation of any documents or other materials which may be required in connection with any documents or materials required by this Agreement. TCI, Newco, the Stockholders and the Company will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Founding Companies as confidential in accordance with the provisions of Section 14 hereof. In addition, TCI will cause each of the Other Founding Companies to enter into a provision similar to this Section 7.1.

      (b) Between the date of this Agreement and the Funding and Consummation Date, TCI will afford to the officers and authorized representatives of the Company access to all of TCI's and Newco's sites, properties, books and records and will furnish the Company with such additional financial and operating data and other information as to the business and properties of TCI and Newco as the Company may from time to time reasonably request. TCI and Newco will cooperate with the Company, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. The Company will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of
Section 14 hereof.

      7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Funding and Consummation Date, the Company will, except as set forth on Schedule 7.2:

            (i) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

            (ii) use its reasonable efforts to maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

            (iii) perform in all material respects all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

            (iv) use its reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

            (v) use its reasonable efforts to maintain and preserve its business organization intact, retain its respective present key employees and maintain its relationships with suppliers, customers and others having business relations with the Company;

            (vi) use its reasonable efforts to maintain compliance with all Licenses, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities applicable to it;

            (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments without the knowledge and consent of TCI (which consent shall not be unreasonably withheld), provided that debt and/or lease instruments may be replaced without the consent of TCI if such replacement instruments are on terms at least as favorable to the Company as the instruments being replaced; and

            (viii)maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

      7.3 PROHIBITED ACTIVITIES. Except as disclosed on Schedule 7.3, between the date hereof and the Funding and Consummation Date, the Company will not, without prior written consent of TCI, which consent will not be unreasonably withheld:

            (i)   make any change in its Articles of Incorporation or By-laws;

            (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed in Schedule 5.4;

            (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

            (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except in the normal course of business (consistent with past practice) or involving an amount not in excess of $25,000;

            (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $25,000 necessary or desirable for the conduct of the businesses of the Company,
(2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedule 5.10 and/or 5.15 hereto;

            (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business and other than distributions of real estate and other assets as permitted in this Agreement (including the Schedules hereto);

            (vii) negotiate for the acquisition of any business or the start-up of any new business;

            (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

            (ix) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills and accounts in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in
Schedule 5.11 unless specifically listed thereon;

            (x) amend or terminate any Material Document, License or other right of the Company except in the ordinary course of business; or

            (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

      7.4 NO SHOP. None of the Stockholders, the Company, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Funding and Consummation Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

            (i) solicit or initiate the submission of proposals or offers from any person for,

            (ii)  participate in any discussions pertaining to, or

            (iii) furnish any information to any person other than TCI, the Other Founding Companies (to the extent necessary or appropriate in connection with the transactions contemplated hereby) or their respective authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination of the Company.

      7.5 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the Company shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide TCI on Schedule 7.5 with proof that any required notice has been sent.

      7.6 AGREEMENTS. The Stockholders and the Company shall (except as otherwise agreed to by TCI or reflected in Schedule 7.6) terminate (i) any stockholders agreements, voting agreements, voting trusts, options, warrants and employment agreements between the Company and any employee listed on Schedule
9.12 hereto and (ii) any existing agreement between the Company and any Stockholder, on or prior to the Funding and Consummation Date provided that nothing herein shall prohibit or prevent the Company from paying (either prior to or on the Closing Date) notes or other obligations from the Company to the Stockholders in accordance with the terms thereof, which terms have been disclosed to TCI. Such termination agreements are listed on Schedule 7.6 and copies thereof shall be attached thereto.

      7.7 NOTIFICATION OF CERTAIN MATTERS. The Stockholders and the Company shall give prompt notice to TCI of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the Company or the Stockholders contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any failure of any Stockholder or the Company to comply with or satisfy in any material respect any material covenant, condition or agreement to be complied with or satisfied by such person hereunder. TCI and Newco shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of TCI or Newco contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any failure of TCI or Newco to comply with or satisfy in any material respect any material covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 7.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.8, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      7.8 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until 24 hours prior to the anticipated effectiveness of the Registration Statement to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided however, that supplements and amendments to Schedules 5.10, 5.11, 5.14 and 5.15 shall only have to be delivered at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the Company that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless TCI and a majority of the Founding Companies other than the Company consent to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by TCI or Newco that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless a majority of the Founding Companies consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 7.8. In the event that one of the Other Founding Companies seeks to amend or supplement a Schedule pursuant to Section
7.8 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would have a Material Adverse Effect on such Other Founding Company, TCI shall give the Company notice promptly after it has knowledge thereof. If TCI and a majority of the Founding Companies (other than the Founding Company seeking to amend or supplement a Schedule) consent to such amendment or supplement, which consent shall have been deemed given by TCI or any Founding Company if no response is received within 24 hours following receipt of notice of such amendment or supplement (or sooner if required by the circumstances under which such consent is requested), but the Company does not give its consent, the Company may terminate this Agreement pursuant to Section 12.1(iv) hereof. In the event that the Company seeks to amend or supplement a Schedule pursuant to this Section 7.8, and TCI and a majority of the Other Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. In the event that TCI or Newco seeks to amend or supplement a Schedule pursuant to this Section 7.8 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.8. No amendment of or supplement to a Schedule shall be made later than 24 hours prior to the anticipated effectiveness of the Registration Statement.

      7.9 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The Company and Stockholders shall furnish or cause to be furnished to TCI and the Underwriters all of the information concerning the Company and the Stockholders reasonably requested by TCI or the Underwriters for inclusion in, and will cooperate with TCI and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements of the Company, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement). The Company and the Stockholders agree promptly to advise TCI if at any time during the period in which a prospectus relating to the IPO is required to be delivered under the 1933 Act, any information contained in the prospectus concerning the Company or the Stockholders becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. Insofar as the information relates solely to the Company or the Stockholders, the Company represents and warrants as to such information with respect to itself, and each Stockholder represents and warrants, as to such information with respect to the Company and himself or herself, that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      7.10 FINAL FINANCIAL STATEMENTS. The Company shall provide prior to the Funding and Consummation Date, and TCI shall have had sufficient time to review, the unaudited consolidated balance sheets of the Company as of the end of all fiscal quarters following the Balance Sheet Date and ending not later than 15 days prior to the Funding and Consummation Date, and the unaudited consolidated statement of income, cash flows and retained earnings of the Company for all fiscal quarters ended after the Balance Sheet Date, disclosing no material adverse change in the financial condition of the Company or the results of its operations from the financial statements as of the Balance Sheet Date. Such financial statements shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations of the Company for the periods indicated therein.

      7.11 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

      7.12 AUTHORIZED CAPITAL. Prior to the Funding and Consummation Date, TCI shall maintain its authorized capital stock as set forth in the Registration Statement filed with the SEC except for such changes in authorized capital stock as are made to respond to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to register the TCI Stock and any changes necessary or advisable in order to permit the delivery of the opinion contemplated by Section 8.12 hereof.

      7.13 COMPLIANCE WITH THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976 (THE "HART-SCOTT-RODINO ACT"). All parties to this Agreement hereby recognize that one or more filings under the Hart-Scott-Rodino Act may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that filings under the Hart-Scott-Rodino Act are required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott-Rodino Act, and (ii) such compliance by the Stockholders and the Company shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 9 of this Agreement, and such compliance by TCI and Newco shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 8 of this Agreement. If filings under the Hart-Scott-Rodino Act are required, the costs and expenses thereof (including legal fees and costs and filing fees) shall be borne by TCI. The obligation of each party to consummate the transactions contemplated by this Agreement is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, if applicable.

      7.14 STOCKHOLDERS OF TCI. Promptly after a request by the Company, TCI will deliver to the Company a list of the stockholders of TCI as of the date of this Agreement.

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND
      COMPANY

      The obligations of the Stockholders and the Company with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of the Stockholders and the Company with respect to actions to be taken on the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Funding and Consummation Date of the conditions set forth in Sections 8.1, 8.5, 8.8, 8.9 and 8.12. As of the Closing Date or, with respect to the conditions set forth in Sections 8.1, 8.5, 8.8, 8.9 and 8.12, as of the Funding and Consummation Date, if any such conditions have not been satisfied, the Company or the Stockholders (acting in unison) shall have the right to terminate this Agreement, or in the alternative, waive any condition not so satisfied. Any act or action of the Stockholders in consummating the Closing or delivering certificates representing Company Stock as of the Funding and Consummation Date shall constitute a waiver of any conditions not so satisfied. However, no such waiver shall be deemed to affect the survival of the representations and warranties of TCI and Newco contained in Section 6 hereof.

      8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of TCI and Newco contained in Section 6, as amended or supplemented in accordance with Section 7.8, shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by TCI and Newco on or before the Closing Date and the Funding and Consummation Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date and the Funding and Consummation Date, respectively, and signed by the President or any Vice President of TCI shall have been delivered to the Stockholders.

      8.2 SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to the Company and its counsel. The Stockholders and the Company shall be satisfied that the Registration Statement and the prospectus forming a part thereof, including any amendments thereof or supplements thereto, shall not contain any untrue statement of a material fact, or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the condition contained in this sentence shall (for purposes of this Section 8.2) be deemed satisfied if the Company or Stockholders shall have failed to inform TCI in writing prior to the effectiveness of the Registration Statement of the existence of an untrue statement of a material fact or the omission of such a statement of a material fact.

      8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or the IPO and no governmental agency or body shall have taken any other action or made any request of the Company as a result of which the management of the Company deems it inadvisable to proceed with the transactions hereunder.

      8.4 OPINION OF COUNSEL. The Company shall have received an opinion from counsel for TCI, dated the Closing Date, in the form annexed hereto as Annex III.

      8.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and the underwriters named therein shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, on terms such that the aggregate value of the cash and the number of shares of TCI Stock to be received by the Stockholders is not less than the Minimum Value set forth on Annex I.

      8.6 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of the Company as a result of which the Company deems it inadvisable to proceed with the transactions hereunder.

      8.7 GOOD STANDING CERTIFICATES. TCI and Newco each shall have delivered to the Company a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which TCI or Newco is authorized to do business, showing that each of TCI and Newco is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for TCI and Newco, respectively, for all periods prior to the Closing have been filed and paid.

      8.8 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to TCI or Newco which has had or is reasonably likely to have a Material Adverse Effect.

      8.9 CLOSING OF IPO. The closing of the sale of the TCI Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

      8.10 SECRETARY'S CERTIFICATE. The Company shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of TCI and of Newco, certifying the truth and correctness of attached copies of the TCI's and Newco's respective Certificates of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the boards of directors and, if required, the Stockholders of TCI and Newco approving TCI's and Newco's entering into this Agreement and the consummation of the transactions contemplated hereby.

      8.11 EMPLOYMENT AGREEMENTS. The person(s) identified on Schedule 9.12 as the Founder of the Company shall have been afforded the opportunity to enter into a Founder's Employment Agreement substantially in the form of Annex V hereto.

      8.12 TAX MATTERS. The Stockholders shall have received an opinion of Arthur Andersen LLP or other tax advisor reasonably acceptable to the Stockholders that the TCI Plan of Organization will qualify as a tax-free transfer of property under Section 351 of the Code and that the Stockholders will not recognize gain to the extent the Stockholders exchange stock of the Company for TCI Stock (but not cash or other property) pursuant to the TCI Plan of Organization.

      8.13 CERTAIN CONCURRENT ACTIONS. Concurrently with the transactions contemplated hereby, TCI shall deliver (i) 9,000 shares of TCI Stock to Peter D. Lund in exchange for all of the outstanding shares of Power Brake Midwest not owned by the Company, and (ii) 35,700 shares of TCI Stock to Henry Lund in exchange for all of the outstanding shares of Power Brake Wisconsin not owned by the Company. Such shares of TCI Stock shall be subject to all of the provisions of this Agreement pertaining to the shares of TCI Stock issuable in connection with the Merger.

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF TCI AND NEWCO

      The obligations of TCI and Newco with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of TCI and Newco with respect to actions to be taken on the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Funding and Consummation Date of the conditions set forth in Sections 9.1, 9.4 and 9.13. As of the Closing Date or, with respect to the conditions set forth in Sections 9.1, 9.4 and 9.13, as of the Funding and Consummation Date, if any such conditions have not been satisfied, TCI and Newco shall have the right to terminate this Agreement, or waive any such condition, but no such waiver shall be deemed to affect the survival of the representations and warranties contained in Section 5 hereof.

      9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of the Stockholders and the Company contained in this Agreement, as amended or supplemented in accordance with Section 7.8, shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Stockholders and the Company on or before the Closing Date or the Funding and Consummation Date, as the case may be, shall have been duly performed or complied with in all material respects; and the Stockholders shall have delivered to TCI certificates dated the Closing Date and the Funding and Consummation Date, respectively, and signed by them to such effect.

      9.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or the IPO and no governmental agency or body shall have taken any other action or made any request of TCI as a result of which the management of TCI (acting in good faith) deems it inadvisable to proceed with the transactions hereunder.

      9.3 SECRETARY'S CERTIFICATE. TCI shall have received a certificate, dated the Closing Date and signed by the secretary of the Company, certifying the truth and correctness of attached copies of the Company's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and the Stockholders approving the Company's entering into this Agreement and the consummation of the transactions contemplated hereby.

      9.4 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to the Company which has had or is reasonably likely to have a Material Adverse Effect.

      9.5 STOCKHOLDERS' RELEASE. The Stockholders shall have delivered to TCI an instrument dated the Closing Date which shall be effective only upon the occurrence of the Funding and Consummation Date releasing the Company from (i) any and all claims of the Stockholders against the Company and (ii) obligations of the Company to the Stockholders, except for (x) items specifically identified on Schedules 5.10 and 5.15 as being claims of or obligations to the Stockholders, and (y) continuing obligations to Stockholders relating to their employment by the Company. In the event that the Funding and Consummation Date does not occur, then the release instrument referenced herein shall be void and of no further force or effect.

      9.6 SATISFACTION. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been reasonably approved by counsel to TCI.

      9.7 TERMINATION OF RELATED PARTY AGREEMENTS. Except as set forth on Schedules 7.6 or 9.7 or otherwise approved by TCI, all existing agreements between the Company and the Stockholders (and entities controlled by the Stockholders) other than real property leases shall have been canceled effective prior to or as of the Closing Date, and all real property leases between the Company and the Stockholders (and any entity controlled by the Stockholders) shall have been amended as described in Section 5.16.

      9.8 OPINION OF COUNSEL. TCI shall have received an opinion from Counsel to the Company and the Stockholders, dated the Closing Date, substantially in the form annexed hereto as Annex IV.

      9.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties listed on Schedule 5.23 shall have been obtained.

      9.10 GOOD STANDING CERTIFICATES. The Company shall have delivered to TCI a certificate, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in the Company's state of incorporation and, unless waived by TCI, in each state in which the Company is authorized to do business, showing the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company for all periods prior to the Closing have been filed and paid.

      9.11 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

      9.12 EMPLOYMENT AGREEMENTS. The person(s) identified on Schedule 9.12 as the Founder shall enter into an employment agreement substantially in the form of Annex V hereto.

      9.13 CLOSING OF IPO. The closing of the sale of the TCI Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

      9.14 FIRPTA CERTIFICATE. Each Stockholder shall have delivered to TCI a certificate to the effect that he is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

      9.15 ENVIRONMENTAL REVIEWS. TCI shall have received a report from an independent environmental consultant retained by TCI at its expense to conduct an environmental review of the Company's owned and leased sites, and such report shall not disclose any environmental condition that, in TCI's judgment, either
(i) could be expected to have a Material Adverse Effect on the Company, or (ii) or poses any risk of a substantial liability to the Company.

      9.16 CERTAIN CONCURRENT ACTIONS. Concurrently with the transactions contemplated hereby, (i) Peter D. Lund shall deliver to TCI all of the outstanding shares of Power Brake Midwest not owned by the Company in exchange for 9,000 shares of TCI Stock, and (ii) Henry Lund shall deliver to TCI all of the outstanding shares of Power Brake Wisconsin not owned by the Company in exchange for 35,700 shares of TCI Stock. Such shares of TCI Stock shall be subject to all of the provisions of this Agreement pertaining to the shares of TCI Stock issuable in connection with the Merger.

10.   COVENANTS OF TCI AND THE STOCKHOLDERS AFTER CLOSING

      10.1 RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS. TCI shall use reasonable efforts, including offering its own guarantee, to have the Stockholders released from any and all guarantees of the Company's indebtedness identified on Schedule 10.1. In the event that TCI cannot obtain such releases from the lenders of any such guaranteed indebtedness identified on Schedule 10.1 on or prior to 60 days subsequent to the Funding and Consummation Date, TCI shall promptly pay off or otherwise refinance or retire such indebtedness. TCI shall indemnify the Stockholders against, and shall promptly reimburse the Stockholders for, any amounts which the Stockholders are obligated to pay under any such guarantees listed on Schedule 10.1, and shall be subrogated to any rights of the Stockholders accruing as a result of any such payments by the Stockholders.

      10.2 PRESERVATION OF TAX AND ACCOUNTING TREATMENT. Except as contemplated by this Agreement or the Registration Statement, after the Funding and Consummation Date, TCI shall not and shall not permit any of its subsidiaries to undertake any act that would jeopardize the tax-free status of the organization, including without limitation:

            (a) the retirement or reacquisition, directly or indirectly, of all or part of the TCI Stock issued in connection with the transactions contemplated hereby; or

            (b) the entering into of financial arrangements for the benefit of the Stockholders.

      10.3  PREPARATION AND FILING OF TAX RETURNS.

            (i) The Company, if possible, or otherwise the Stockholders shall file or cause to be filed all income Tax Returns (federal, state, local or otherwise) of any Acquired Party for all taxable periods that end on or before the Funding and Consummation Date, and shall permit TCI to review all such Tax Returns prior to such filings. Unless the Company is a C corporation, the Stockholders shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the Company Financial Statements) shown by such Returns to be due.

            (ii) TCI shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Funding and Consummation Date, and shall permit the Stockholders a reasonable opportunity to review all such Returns for periods including the Funding and Consummation Date prior to the filing thereof.

            (iii) Each party hereto shall, and shall cause its Subsidiaries and Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees and independent certified public accountants reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

            (iv) Each of the Company, Newco, TCI and each Stockholder shall comply with the Tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a tax-free contribution under Section 351(a) of the Code subject to gain, if any, recognized on the receipt of cash or other property under Section 351(b) of the Code.

      10.4 DIRECTORS. The persons named in the Draft Registration Statement shall be appointed as directors and elected as officers of TCI, as and to the extent set forth in the Draft Registration Statement, promptly following the Funding and Consummation Date.

11.   INDEMNIFICATION

      The Stockholders, TCI and Newco each make the following covenants that are applicable to them, respectively:

      11.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDERS. Subject to Section 11.5, the Stockholders covenant and agree that they severally (in accordance with their percentage ownership interest in the Company) will indemnify, defend, protect and hold harmless TCI, Newco, and, subsequent to the Funding and Consummation Date, the Company and the Surviving Corporation at all times, from and after the date of this Agreement until the Expiration Date (provided that for purposes of Section 11.1(iii) below, the Expiration Date shall be the date on which the applicable statute of limitations expires), from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by TCI, Newco, the Company or the Surviving Corporation as a result of or arising from (i) any breach of the representations and warranties of the Stockholders or the Company set forth herein or on the schedules or certificates delivered in connection herewith, (ii) any breach of any agreement on the part of the Stockholders or the Company under this Agreement, or (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement of a material fact relating to the Company or the Stockholders, and provided to TCI or its counsel by the Company or the Stockholders (but in the case of the Stockholders, only if such statement was provided in writing) which is contained in the

Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Company or the Stockholders required to be stated therein or necessary to make the statements therein not misleading, provided, however, that such indemnity shall not inure to the benefit of TCI, Newco, the Company or the Surviving Corporation to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the Company or the Stockholders provided, in writing, corrected information to TCI for inclusion in the final prospectus, and such information was not so included or the final prospectus was not properly delivered, and provided further, that no Stockholder shall be liable for any indemnification obligation pursuant to this Section 11.1 to the extent attributable to a breach of any representation, warranty or agreement made herein individually by any other Stockholder.

      TCI and Newco acknowledge and agree that other than the representations and warranties of the Company or the Stockholders specifically contained in this Agreement, there are no representations or warranties of the Company or the Stockholders, either express or implied, with respect to the transactions contemplated by this Agreement, the Company or its assets, liabilities and business.

      TCI and Newco further acknowledge and agree that, should the Funding and Consummation Date occur, their sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated in this Agreement, shall be pursuant to the indemnification provisions set forth in this
Section 11. TCI and Newco hereby waive, from and after the Funding and Consummation Date, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action they or any indemnified person may have against any Stockholder relating to this Agreement or the transactions arising under or based upon any federal, state, local or foreign statute, law, rule, regulation or otherwise except their rights under this Section 11.

      11.2 INDEMNIFICATION BY TCI. TCI covenants and agrees that it will indemnify, defend, protect and hold harmless the Stockholders and, prior to the Funding and Consummation Date, the Company, at all times from and after the date of this Agreement until the Expiration Date (provided that for purposes of Section 11.2(iv) below, the Expiration Date shall be the date on which the applicable statute of limitations expires), from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the Stockholders or the Company as a result of or arising from (i) any breach by TCI or Newco of their representations and warranties set forth herein or on the schedules or certificates attached hereto, (ii) any breach of any agreement on the part of TCI or Newco under this Agreement, (iii) any liabilities which the Stockholders may incur due to TCI's or Newco's failure to be responsible for the liabilities and obligations of the Company as provided in Section 1 hereof (except to the extent that TCI or

Newco has claims against the Stockholders by reason of such liabilities); or
(iv) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to TCI, Newco or any of the Other Founding Companies contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to TCI or Newco or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading.

      11.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a Person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any proceeding without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, granting the Indemnifying Party with access any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. Upon agreement as to such settlement between said Third Person and the Indemnifying Party, the Indemnifying Party shall, in exchange for a complete release from the Indemnified Party, promptly pay to the Indemnified Party the amount agreed to in such settlement and the Indemnified Party shall, from that moment on, bear full responsibility for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment, and the Indemnifying Party shall have no further liability or obligation to the Indemnified Party under Sections
11.1 or 11.2 with respect to such claim. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

      11.4 EXCLUSIVE REMEDY. The indemnification provided for in this Section 11 shall be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party with respect to the matters set forth herein, provided that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement. Any indemnity payment under this Section 11 shall be treated as an adjustment to the exchange consideration for tax purposes unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its Affiliates causes any such payment not to be treated as an adjustment to the exchange consideration for U.S. Federal Income Tax purposes.

      11.5 LIMITATIONS ON INDEMNIFICATION. TCI, Newco, the Surviving Corporation and the other persons or entities indemnified pursuant to Section 11.1 or 11.2 shall not assert any claim for indemnification hereunder against the Stockholders until such time as, and solely to the extent that, the aggregate of all claims which such persons may have against such the Stockholders shall exceed the greater of (a) 1.0% of the sum of (i) the cash paid to Stockholders plus (ii) the value of the TCI Stock delivered to Stockholders (calculated as provided in this Section 11.5) or (b) $100,000 (the "Indemnification Threshold"). Except with respect to the right to receive the merger consideration as set forth on Annex I, the Stockholders shall not assert any claim for indemnification hereunder against TCI or Newco until such time as, and solely to the extent that, the aggregate of all claims which the Stockholders may have against TCI or Newco shall exceed the Indemnification Threshold.

      No person shall be entitled to indemnification under this Section 11 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

      Notwithstanding any other term of this Agreement, no Stockholder shall be liable under this Section 11 for an amount which exceeds the amount of proceeds received by such Stockholder in connection with the Merger. For purposes of calculating the value of the TCI Stock received by a Stockholder, TCI Stock shall be valued at its initial public offering price as set forth in the Registration Statement. It is hereby agreed that a Stockholder shall have the right to satisfy an indemnification obligation through payment of a combination of stock and cash in proportion equal to the proportion of stock and cash received by such Stockholder in connection with the Merger, valued as described immediately above, but shall also have the right to satisfy any such obligation in cash.

12.   TERMINATION OF AGREEMENT

      12.1 TERMINATION.This Agreement may be terminated at any time prior to the Funding and Consummation Date solely:

            (i) by mutual consent of the boards of directors of TCI and the Company;

            (ii) by the Company or by TCI if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1998, unless the failure of such transactions to be consummated is due to the willful failure of the party (including, in the case of TCI's right to terminate, any such failure of the Stockholders) seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date;

            (iii) by the Company or by TCI if a material breach or default shall be made by the other party (including, in the case of TCI's right to terminate, any such material breach or default by the Stockholders) in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Funding and Consummation Date, or by the Company, if the conditions set forth in
Section 8 hereof have not been satisfied or waived as of the Closing Date or the Funding and Consummation Date, as applicable, or by TCI, if the conditions set forth in Section 9 hereof have not been satisfied or waived as of the Closing Date or the Funding and Consummation Date, as applicable;

            (iv)  pursuant to Section 7.8 hereof; or

            (v)   pursuant to Section 4 hereof;

provided, however, that (except as provided in Section 4 hereof) during the period from the Closing Date to the Funding and Consummation Date, this Agreement may be terminated only if the underwriting agreement relating to the IPO is terminated in accordance with its terms.

      12.2 LIABILITIES IN EVENT OF TERMINATION. Except as provided in Section
7.8 hereof, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

13.   NONCOMPETITION

      13.1 PROHIBITED ACTIVITIES. Except as and solely to the extent set forth on Schedule 13.1 hereto, the Stockholders will not, for a period of five (5) years following the Funding and Consummation Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other Person or Persons:

            (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any heavy-duty truck, trailer and/or bus components business or operation or related services business in direct competition with TCI or any of the Subsidiaries thereof, within 100 miles of where the Company conducted business prior to the Funding and Consummation Date or within the one-year period prior to the Funding and Consummation Date (the "Territory");

            (ii) call upon any individual who is, at that time, within the Territory, an employee of TCI or any Subsidiary thereof for the purpose or with the intent of enticing such employee away from or out of the employ of TCI or any Subsidiary thereof;

            (iii) call upon any Person which is, at that time, or which has been, within the one-year prior to the Funding and Consummation Date, a customer of TCI or any Subsidiary thereof, of the Company or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services in direct competition with TCI within the Territory;

            (iv) call upon any prospective acquisition candidate, on any Stockholder's own behalf or on behalf of any competitor in the heavy-duty truck, trailer or bus components business or operation or any related services business, which candidate, to the actual knowledge of such Stockholder after due inquiry, was called upon by TCI or any Subsidiary thereof or for which, to the actual knowledge of such Stockholder after due inquiry, TCI or any Subsidiary thereof made an acquisition analysis, for the purpose of acquiring such entity; or

            (v) except on behalf of TCI or any Subsidiary, disclose customers, whether in existence or proposed, of the Company to any Person, for any reason or purpose whatsoever except to the extent that the Company has in the past disclosed such information to the public for valid business reasons.

      Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Stockholder from acquiring as a passive investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

      13.2 DAMAGES. Because of the difficulty of measuring economic losses to TCI as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to TCI for which it would have no other adequate remedy, each Stockholder agrees that the foregoing covenant may be enforced by TCI in the event of breach by such Stockholder, by injunctions and restraining orders.

      13.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the Stockholders in light of the activities and business of TCI and the Subsidiaries thereof on the date of the execution of this Agreement and the current plans of TCI and its Subsidiaries.

      13.4 SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

      13.5 INDEPENDENT COVENANT. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against TCI or any subsidiary thereof, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by TCI of such covenants. The covenants contained in Section 13 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

      13.6 MATERIALITY. The Company and the Stockholders hereby agree that this covenant is a material and substantial part of this transaction.

14.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      14.1 STOCKHOLDERS. The Stockholders recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company, the Other Founding Companies, and/or TCI, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's, the Other Founding Companies' and/or TCI's respective businesses ("Confidential Information"). The Stockholders agree that they will not disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of TCI, (b) following the Closing, such Confidential Information may be disclosed by the Stockholders as is required in the course of performing their duties for TCI or the Surviving Corporation and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless (i) such Confidential Information becomes known to the public generally through no fault of the Stockholders, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any Confidential Information pursuant to this clause (ii), the Stockholders shall, if possible, give prior written notice thereof to TCI and provide TCI with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the Stockholders of the provisions of this Section 14.1, TCI shall be entitled to an injunction restraining such Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting TCI from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, Stockholders shall have none of the above-mentioned restrictions on their ability to disseminate Confidential Information with respect to the Company. Each Stockholder further agrees that in the event the transactions contemplated herein are not consummated (i) neither the Company nor any Stockholder can thereafter use any Confidential Information of the Other Founding Companies for any purpose and (ii) upon written request of any Other Founding Company to the Company, the Company and Stockholders will return all Confidential Information pertaining to such Other Founding Company to such Other Founding Company.

      14.2 TCI AND NEWCO. TCI and Newco recognize and acknowledge that they had in the past and currently have access to certain Confidential Information of the Company, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's business. TCI and Newco agree that, prior to the Closing, or if the Transactions contemplated by this Agreement are not consummated, they will not disclose such Confidential Information to any Person for any purpose or reason whatsoever, except (a) to authorized representatives of the Company, (b) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.2, (c) to the Other Founding Companies and their representatives pursuant to Section 7.1(a), unless (i) such Confidential Information is or becomes known to the public generally through no fault of TCI or Newco, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), TCI and Newco shall, if possible, give prior written notice thereof to the Company and the Stockholders and provide the Company and the Stockholders with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, and (d) to the public to the extent necessary or advisable in connection with the filing of the Registration Statement and the IPO and the securities laws applicable thereto and to the operation of TCI as a publicly held entity after the IPO. In the event of a breach or threatened breach by TCI or Newco of the provisions of this Section 14.2, the Company and the Stockholders shall be entitled to an injunction restraining TCI and Newco from disclosing, in whole or in part, such Confidential Information. Nothing herein shall be construed as prohibiting the Company and the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

      14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced by the other parties by injunctions and restraining orders.

      14.4 SURVIVAL. The obligations of the parties under this Article 14 shall survive the termination of this Agreement for a period of five years from the Funding and Consummation Date.

15.   TRANSFER RESTRICTIONS

      15.1 TRANSFER RESTRICTIONS. Unless otherwise agreed by TCI, except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 15.1 (or partnerships or trusts for the benefit of the Stockholders or family members, the trustees or partners of which so agree), for a period of two years from the Funding and Consummation Date, except pursuant to
Section 17 hereof, none of the Stockholders shall sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of any shares of TCI Stock received by the Stockholders in the Merger. The certificates evidencing the TCI Stock delivered to the Stockholders pursuant to Section 3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as TCI may deem necessary or appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO [SECOND ANNIVERSARY OF FUNDING AND CONSUMMATION DATE]. UPON THE WRITTEN REQUEST OF THE

HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS
RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER
AGENT) AFTER THE DATE SPECIFIED ABOVE.

16.   FEDERAL SECURITIES ACT REPRESENTATIONS

      16.1 COMPLIANCE WITH LAW. The Stockholders acknowledge that the shares of TCI Stock to be delivered to the Stockholders pursuant to this Agreement have not been and will not be registered under the 1933 Act (except as provided in Section 17 hereof) and therefore may not be resold without compliance with the 1933 Act. The TCI Stock to be acquired by such Stockholders pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. The Stockholders covenant, warrant and represent that none of the shares of TCI Stock issued to such Stockholders will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. All the TCI Stock shall bear the following legend in addition to the legend required under Section 15 of this Agreement:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAW.

      16.2 ECONOMIC RISK; SOPHISTICATION. The Stockholders are able to bear the economic risk of an investment in the TCI Stock to be acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment in the TCI Stock. The Stockholders party hereto have had an adequate opportunity to ask questions and receive answers from the officers of TCI concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of TCI, the plans for the operations of the business of TCI, the business, operations and financial condition of the Founding Companies other than the Company, and any plans for additional acquisitions and the like. The Stockholders have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

17.   REGISTRATION RIGHTS

      17.1 PIGGYBACK REGISTRATION RIGHTS. At any time following the Funding and Consummation Date, whenever TCI proposes to register any TCI Stock for its own or others account under the 1933 Act for a public offering, other than (i) any shelf or other registration of shares to be used as consideration for acquisitions of additional businesses by TCI (including any registration of resales of such shares by the holders thereof) and (ii) registrations relating to employee stock options or other benefit plans, TCI shall give each of the Stockholders prompt written notice of its intent to do so. Upon the written request of any of the Stockholders given within 30 days after receipt of such notice, TCI shall cause to be included in such registration all of the TCI Stock issued to the Stockholders pursuant to this Agreement (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by TCI as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such TCI Stock) which any such Stockholder requests, provided that TCI shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares could, in the written opinion of tax counsel to TCI or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free organization under Section 351 of the Code. In addition, if TCI is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 17.1 that the number of shares to be sold by persons other than TCI is greater than the number of such shares which can be offered without adversely affecting the offering, TCI may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares proposed to be sold by each such person) to a number deemed satisfactory by such managing underwriter, provided, that, for each such offering made by TCI after the IPO, such reduction shall be made first by reducing the number of shares to be sold by persons other than TCI, the Stockholders and the stockholders of the Other Founding Companies (collectively, the Stockholders and the stockholders of the other Founding Companies being referred to herein as the "Founding Stockholders"), and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Founding Stockholders.

      17.2 DEMAND REGISTRATION RIGHTS. At any time after the date two years after the Funding and Consummation Date and prior to the date three years after the Funding and Consummation Date, the holders of a majority of the shares of TCI Stock issued to the Founding Stockholders pursuant to this Agreement and the Other Agreements which have not been previously registered or sold and which are not entitled to be sold under Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act may request in writing that TCI file a registration statement under the 1933 Act covering the registration of any or all of the shares of TCI Stock issued to the Stockholders pursuant to this Agreement and the Other Agreements (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by TCI as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such TCI Stock) then held by such Founding Stockholders (a "Demand Registration"). Within ten (10) days of the receipt of such request, TCI shall give written notice of such request to all other Founding Stockholders and shall, as soon as practicable but in no event later than 45 days after notice from any Stockholder, file and use its best efforts to cause to become effective a registration statement covering all such shares. TCI shall be obligated to effect only one

Demand Registration for all Founding Stockholders and will keep the registration statement relating to such Demand Registration current and effective for not less than 120 days (or such shorter period as is required to sell all of the shares registered thereby).

      Notwithstanding the foregoing paragraph, following any such a demand, a majority of TCI's disinterested directors (i.e. directors who have not demanded or elected to sell shares in any such public offering) may defer the filing of the registration statement for up to a 30 day period after the date on which TCI would otherwise be required to make such filing pursuant to the foregoing paragraph if such directors determine in good faith that the filing of such a registration statement or the making of any required disclosure in connection therewith would have an adverse effect on TCI or interfere with a transaction in which TCI is then engaged or is then pursuing.

      If at the time of any request by the Founding Stockholders for a Demand Registration TCI has fixed plans to file within 60 days after such request a registration statement covering the sale of any of its securities in a public offering under the 1933 Act, no registration of the Founding Stockholders' TCI Stock shall be initiated under this Section 17.2 until 90 days after the effective date of such registration unless TCI is no longer proceeding diligently to effect such registration; provided that TCI shall provide the Founding Stockholders the right to participate in such public offering pursuant to, and subject to, Section 17.1 hereof.

      In the event that the Founding Stockholders make a demand registration request pursuant to this Section 17.2 and such registration is delayed by TCI as a consequence of the exercise of its rights under this Section 17.2, then the period during which such demand registration may be requested by the Founding Stockholders shall be extended for an equal number of days.

      17.3 REGISTRATION PROCEDURES. Whenever TCI is required to register shares of TCI Stock pursuant to Sections 17.1 and 17.2, TCI will, as expeditiously as possible:

      a. Prepare and file with the SEC a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements or term sheets thereto, TCI will furnish a representative of the Stockholders with copies of all such documents proposed to be filed) as promptly as practical;

      b. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days;

      c. Furnish to each Stockholder who so requests such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus and any term sheet associated therewith), and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the relevant shares;

      d. Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholders, and to keep such registration or qualification effective during the period such registration statement is to be kept effective, provided that TCI shall not be required to become subject to taxation, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

      e. Cause all such shares of TCI Stock to be listed or included on any securities exchanges or trading systems on which similar securities issued by TCI are then listed or included;

      f. Notify each Stockholder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the period that TCI is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement, together with any associated term sheet, contains an untrue statement of a material fact or omits any fact necessary to make the statement therein not misleading, and, at the request of such Stockholder, TCI will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the covered shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading.

      All expenses incurred in connection with the registration under this
Article 17 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by TCI.

      17.4  INDEMNIFICATION.

      (a) In connection with any demand or piggyback registration, TCI shall indemnify, to the extent permitted by law, each Stockholder and each Person who controls such Stockholder (an "Indemnified Party") against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses of investigation) arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in or omitted from any information furnished in writing to TCI by such Indemnified Party expressly for use therein or by such Indemnified Party's failure to deliver a copy of the registration statement or prospectus or any amendment or supplements thereto after TCI has furnished such Indemnified Party with a sufficient number of copies of the same.

      (b) In connection with any demand or piggyback registration, each Stockholder shall furnish to TCI in writing such information as is reasonably requested by TCI for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, TCI, its directors and officers and each person who controls TCI (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses of investigation) resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by such Stockholder specifically for use in preparing the registration statement. Notwithstanding the foregoing, the liability of a Stockholder under this Section
17.4 shall be limited to an amount equal to the net proceeds actually received by such Stockholder from the sale of the relevant shares covered by the registration statement.

      (c) Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any failure to give prompt notice shall deprive a party of its right to indemnification hereunder only to the extent that such failure shall have adversely affected the indemnifying party. If the defense of any claim is assumed, the indemnified party will not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled or elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

      17.5 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Sections 17.1 and 17.2 covering an underwritten registered offering, TCI and each participating holder agree to enter into a written agreement with the managing underwriters (which in the case of a Demand Registration under Section
17.2 will be reasonably satisfactory to the holders of a majority of the shares of the Founding Stockholders participating in the Demand Registration), in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of TCI's size and investment stature, including indemnification provisions.

      17.6 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of TCI stock to the public without registration, TCI agrees to use its reasonable efforts to:

            (i) make and keep public information regarding TCI available as those terms are used in Rule 144 under the 1933 Act for a period of four years beginning 90 days following the effective date of the Registration Statement;

            (ii) file with the SEC in a timely manner all reports and other documents required of TCI under the 1933 Act and the 1934 Act at any time after it has become subject to such reporting requirements; and

            (iii) so long as a Stockholder owns any restricted TCI Common Stock, furnish to each Stockholder forthwith upon written request a written statement by TCI as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the Registration Statement), and of the 1933 Act and the 1934 Act (any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of TCI, and such other reports and documents so filed as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Stockholder to sell any such shares without registration.

18.   GENERAL

      18.1 COOPERATION. The Company, the Stockholders, TCI and Newco shall each deliver or cause to be delivered to the other on the Funding and Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Company will cooperate and use its reasonable efforts to have the present officers, directors and employees of the Company cooperate with TCI on and after the Funding and Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Funding and Consummation Date.

      18.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of TCI, and the heirs and legal representatives of the Stockholders.

      18.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, Newco and TCI and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the Stockholders, the Company, Newco and TCI, acting through their respective officers or trustees, duly authorized by their respective Boards of Directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby, provided that the Company shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Schedules.

      18.4 COUNTERPARTS. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      18.5 BROKERS AND AGENTS. Except as disclosed on Schedule 18.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

      18.6 EXPENSES. (a) Whether or not the transactions herein contemplated shall be consummated, TCI will pay the fees, expenses and disbursements of TCI and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by TCI under this Agreement, including the fees and expenses of Arthur Andersen, LLP, Bracewell & Patterson, L.L.P., and any other person or entity retained by TCI or by Notre Capital Ventures II, L.L.C., and the costs of preparing and filing the Registration Statement. Each Stockholder shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the Merger, other than Transfer Taxes, if any, imposed by the State of Delaware. Each Stockholder shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company or TCI, will pay all taxes due upon receipt of the consideration payable pursuant to Section 3 hereof. The Stockholders acknowledge that the risks of the transactions contemplated hereby include tax risks, with respect to which the Stockholders are relying solely on the opinion contemplated by Section 8.12 hereof.

      18.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

                  (a)   If to TCI, or Newco, addressed to them at:

                  Transportation Components, Inc.
                  Three Riverway, Suite 630
                  Houston, Texas  77056
                  Attn: President

            with copies to:

                  Thomas W.  Adkins
                  Bracewell & Patterson, L.L.P.
                  South Tower Pennzoil Place
                  711 Louisiana Street, Suite 2900
                  Houston, Texas 77002-2781

            (b) If to the Stockholders, addressed to them at their addresses set forth on Annex II, with copies to:

                  Christopher S. Collins
                  Andrews & Kurth, LLP
                  4200 Texas Commerce Tower
                  600 Travis
                  Houston Texas 77002


            (c) If to Transportation Components Company, addressed to it at:

                  2650 University Avenue
                  St. Paul, Minnesota 55114


            (d) If to L.L.L., Inc., addressed to it at:

                  2408 Territorial Road
                  St. Paul, Minnesota 55114

            (e) If to MSL, Inc., addressed to it at:

                  3275 Dodd Road
                  Eagan, Minnesota 55121
or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

      18.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas.

      18.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the Expiration Date.

      18.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

      18.11 TIME. Time is of the essence with respect to this Agreement.

      18.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      18.13 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

      18.14 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

      18.15 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of TCI, Newco, the Company and Stockholders who hold or who will hold at least 50% of the TCI Stock issued or to be issued upon consummation of the Merger. Any amendment or waiver effected in accordance with this Section
18.15 shall be binding upon each of the parties hereto, any other person receiving TCI Stock in connection with the Merger and each future holder of such TCI Stock.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    TRANSPORTATION COMPONENTS, INC.



                                    By:______________________________________
                                       T. Michael Young
                                       President and Chief Executive Officer


                                    CTC ACQUISITION CORPORATION



                                    By:______________________________________
                                       Vice President


                                    LLL ACQUISITION CORPORATION



                                    By:______________________________________
                                       Vice President


                                    MLS ACQUISITION CORPORATION


                                    By:______________________________________
                                       Vice President

                                    TRANSPORTATION COMPONENTS COMPANY


                                    By:______________________________________
                                       Name: Peter D. Lund
                                       Title: President



                                    L.L.L., INC.


                                    By:_______________________________________
                                       Name: Peter D. Lund
                                       Title: President


                                    MSL, INC.


                                    By:_______________________________________
                                       Name: Peter D. Lund
                                       Title: President

      Stockholders of Transportation Components Company:

                                    __________________________________________
                                    Peter D. Lund

      Stockholders of Power Brake of Wisconsin, Inc.:


                                    Transportation Components Company by Peter
                                    D. Lund, President

                                    ___________________________________________
                                    Henry Lund

      Stockholders of Power Brake Midwest, Inc.:

                                    Transportation Components Company by Peter
                                    D. Lund, President

                                    ___________________________________________
                                    Peter D. Lund

      Stockholders of L.L.L., Inc.:

                                    ___________________________________________
                                    Peter D. Lund

      Stockholders of MSL Inc.:

                                    ___________________________________________
                                    Mitchell Loewen

                                    ___________________________________________
                                    Peter D. Lund

                                 SCHEDULE 6.4

      None.

                                 SCHEDULE 6.5

      None.

                                 SCHEDULE 6.7

      None.

                                 SCHEDULE 6.8

      None.

                                 SCHEDULE 6.9

      None.

                                 SCHEDULE 6.12

      None.

                                SCHEDULE 6.15

      None.

                                   -70-